Tishman

September 13, 1996



U.S. Bridge of New York, Inc.
53-09  97th Place
Corona, New York 11368

Att:     Mr. Ronald Polito

Re:      Louis Vuitton N.A. Office Tower
         East 57th Street
          New York, New York

Trade:
                  Structural Steel/Metal Deck



Gentlemen:

Enclosed please find fully executed copy of the contract for the above noted trade for your use and information.


Very truly yours,

TISHMAN CONSTRUCTION CORPORATION OF NEW YORK
As Agent for Starre Realty




William Stanton Vice President

WS:erf
Enc.


     Tishman Construction Corporation of New York 666 Fifth Avenue, New York, NY 10103 (212)399-3600 Fax (212)957-9791

PROJECT:              LOUIS VUITTON N.A. OFFICE TOWER
                      East 57th Street
                      New York, New York

TRADE:                STRUCTURAL STEEL/METAL DECK

OWNER:                Starre Realty
                      130 East 59th Street
                      New York, New York 10022
                      (herein called the "Owner") acting by and through

CONSTRUCTION          Tishman Construction Corporation of New York
MANAGER               666 Fitth Avenue
                      New York, New York 10103
                      (herein called the "construction Manager") as agent for Owner and

CONTRACTOR:           U.S. Bridge of New York, Inc.
                      53-09 97th Place
                      Corona, New York 11368
                      (herein called the "contractor")

         Until the Contractor is notified in writing by the Owner to the contrary, all actions to be taken by, all approvals, notices, consents, directions, and instructions to be given by, all notices and plans to be delivered to, all determinations and decisions to be made by, and, In general, all other action to be taken by, or given to, the Owner, shall be taken, given and made by, or delivered or given to, the Construction Manager in the name and on behalf of the Owner. The Owner (and not the Construction Manager) shall be solely obligated to the Contractor for all sums required to be paid hereunder to the Contractor.

As used herein:

(i)      "Architect" shall mean:

         Hillier/Eggers
         440 Ninth Avenue
         New York, New York 10022

  (ii) "Building" shall mean:

         Office  Building   located  at  17,19  &  21  East  57th  Street  (iii)
  "Indemnitees" shall mean:

          Starre Realty; 1896 Corp.; R.L.J. Associates, L.P.; AEZ Corporation; Louis Vuitton, NA, Inc.; Groupe George V; Metropole Realty Advisors, Inc.; NTX Interiors, Inc.; Tishman Construction Corporation of New York and their respective parent companies, corporations and/or partnerships and their owned, controlled, affiliated, associated and subsidiary companies, corporations, and/or partnerships and the respective agents, consultants, principals, partners, servants, officers, stockholders, directors and employees of each.

   (iv) "Site" shall mean:

          The project encompasses 17,19 & 21 East 57th Street which is located on the Northside of East 57th Street and sounded by 600 Madison Avenue on the North; 590 Madison Avenue on the East: and 15 East 57th Street on the West as indicated by Lovell & Belcher Site Survey dated October 26,1995.


     WHEREAS, Owner has undertaken the construction of the Building on the Site in accordance with the drawings and specifications prepared by the Architect; and

     WHEREAS, Construction Manager has agreed to act as agent for Owner in connection with the construction work of the Building; and

     WHEREAS, Owner desires to let and Contractor desires to perform a portion of the construction work;

     NOW, THEREFORE, Owner and Contractor agree as follows:

CONTRACTOR TO COMPLY WITH PLANS AND SPECIFICATIONS

   1. The Contractor shall provide for the Site all the labor, supervision and materials hereinafter set forth in exact accordance with specifications hereto annexed or described herein and as shown on plans, drawings and details prepared by the Architect, which plans, drawings and details are to be returned to the Owner upon the completion of the work. Such additional drawings as may be necessary to explain and detail the work will be furnished by the Owner, and are to be conformed to, except where inconsistent with original plans and specifications. The plans, drawings and details, and the specifications are intended to supplement one another, and any work or materials shown, mentioned or reasonably implied in one and not in the others are to be furnished by the Contractor without extra charge. The enumeration of particular items in this contract or in the specifications shall not be construed to exclude other items. The intention of the documents is to include all labor, materials, engineering, equipment, transportation, tools, plant, appliances, appurtenances and other facilities, whether specified herein or not, necessary for the proper execution and completion of the work. Contractor must refer any question respecting the specifications, plans, drawings and details, about which it is in doubt, or which seems to admit of a dual interpretation, to the Owner for its decision, by which Contractor must abide.

DUTIES OF CONTRACTOR

    2. The Contractor recognizes the relations of trust and confidence established between it and the Owner by this contract. The Contractor covenants and agrees with the Owner to furnish its best skill and judgment and to cooperate with the Owner and Construction Manager in forwarding the best interests of the Owner. The Owner and Construction Manager shall have the right to exercise complete supervision and control over the work to be done by the Contractor, but such supervision and control shall not in any way limit the obligations of the Contractor.

SHOP DRAWING

    3. The Contractor shall, at its own cost and expense, furnish the Owner within a reasonable period from the date hereof, all shop drawings, schedules, reports, diagrams, layouts, setting plans, cuts, explanations, catalogue references, samples and other data regarded by the Owner as necessary, in the number required by the Owner for submission to the Owner for its approval, correction, rejection or disapproval. The Owner's and/or the Architect's and Consultants' approval of such shop drawings, schedules, reports, diagrams, layouts, setting plans, cuts, explanations, catalogue references, samples and other data shall not relieve the Contractor from responsibility for deviations from the contract, specifications and/or drawings, unless it has, in writing, called the Owner's attention to such deviations, at the time of delivery of such shop drawings, schedules, reports, diagrams, layouts, setting plans, cuts, explanations, catalogue references, samples and other data to the Owner, nor shall it relieve Contractor from responsibility for errors. The Contractor shall make any corrections required by the Owner, file with the Owner corrected copies and furnish such other copies as may be needed. The Contractor shall make all submissions of shop drawings directly to the Owner for Its approval. No submission shall be made directly to the Architect, unless approved by Owner, and if any submission is so made, the approval or modifications authorized by the Architect shall not be binding upon the Owner unless and until the Owner has granted its approval thereto. The Contractor shall obtain shop drawings from other contractors and coordinate its work to avoid interference with other contractors work. The Contractor shall furnish its shop drawings to other contractors.

SPECIFICATIONS VARIED BY LAWS

    4. The Contractor shall furnish, without extra charge, all work and materials not mentioned or shown, but generally included under this class of contract, necessary for the proper execution and completion of the work, and also any work or materials of the kind herein contracted for required to conform the Building to all laws and the Rules and Regulations of all Municipal Departments, the Board of Fire Underwriters and all other authorities having jurisdiction.

MEASUREMENTS VARIED BY JOB CONDITIONS

   5. Dimensions on plans are to be followed [Remainder Intentionally Omitted]

OWNER TO INTERPET SPECIFICATIONS

   6. The Owner shall decide all questions which may arise as to the performance, quantity, quality, acceptability, fitness and rate of progress of the work or materials furnished under this contract. It shall decide all questions which may arise as to the interpretation of the specifications and of drawings and as to their fulfillment on the part of the Contractor, and as to defects in the Contractor's work, The Owner, whose interpretation of and decision as to the meaning of the plans, drawings, details and specifications or any part thereof shall be final. All interpretations and decisions to be consistent with industry standard practices.

INDEMNITY VIOLATION OF LAW

        7. (a) The Contractor agrees to perform the work in a safe and proper manner and so as to comply with all laws and ordinances referring to such work, and will indemnify and save the Indemnitees harmless (such Indemnity, as used in this Article, to include the defense of all claims made against the Indemnitees) against all penalties for violation of same and any and all costs and damages Incurred In connection therewith. Wherever used in this contract, an Indemnity is referred to as being provided for the indemnitees, said indemnity shall be extended to their respective parent companies, corporations, and/or partnerships and their owned, controlled, associated, affiliated and subsidiary companies, corporations and/or partnerships and the respective agents, consultants, principals, partners, servants, officers, stockholders, directors and employees of each.

         The general administration of the construction by the Construction Manager, as agent of the Owner, is for the sole purpose of representing the Owner's interests, in determining that the work Is being properly executed. While the Construction Manager shall provide the Contractor with assistance and direction In prosecuting the work, such action will not relieve the Contractor from any responsibility for the work, Including, but not limited to responsibility for construction means, methods, techniques, sequences or procedures or for safety precautions and programs in connection with the work. In no event shall the Owner or Construction Manager be liable to the Contractor. either in tort or otherwise, for any costs or damages, whether asserted directly against the Owner or Construction Manager or by the way of indemnification in whole or part, resulting from any act, direction, supervision, instruction or coordination furnished to the Contractor by the Owner or Construction Manager or the failure to furnish same, which directly or indirectly affects the performance of the Contractor, unless the Contractor, before complying therewith to its damage, or in the case of a failure to act, within five (5) days after such omission has occurred, objects in writing to the Construction Manager to said act or omission and notifies it in writing that same will result in monetary costs or damages to the Contractor. Failure by the Contractor to furnish said notice of objection in writing as required herein shall constitute an irrevocable waiver and release of all claims for damages against the Construction Manager arising therefrom.

PROPERTY DAMAGE

         (b) The Contractor hereby assumes entire responsibility for any and all damage or injury of any kind or nature to property, including adjoining property, caused by or resulting from the execution of the work or occurring in connection therewith, and agrees to Indemnify and save harmless the Indemnitees from and against all claims, liabilities, damages, loss and expense incurred by or imposed upon the Indemnitees for damage or Injury to such property, however such damage or injury may be caused, whether such claims, liabilities, damages, loss or expense arise from or are caused directly or indirectly by (i) the negligence of the Contractor or any subcontractor, to him or the agents or employees of either of them, in the performance of work under this contract, or the use by the Contractor or 8ny his subcontractor, or the agents or employees of either of them, of any materials, tools, hoists, ladders, implements, appliances, scaffolding ways, works, machinery or other property, or (ii) the negligence of the Indemnitees, whether attributable to a breach of statutory duty or administration regulation or otherwise or (iii) injury or damage to property for which liability is imputed to the Indemnitees; or (iv) any other manner; provided, however, that the foregoing indemnity shall not extend to a case where such damage or injury is caused by the sole negligence of any of the Indemnitees. The Contractor shall be solely responsible for the safety of its work and of all equipment and materials to be used therein until final completion and acceptance of the same and shall promptly at its own expense repair any damage or Injury to same, unless such damage or injury is cause by the sole negligence of any of the Indemnitees.

PERSONAL INJURIES

           (c) The Contractor shall properly guard its work and areas affected by its work and properly perform its work to prevent any person or persons from being injured by it or by the condition of the Site or by the condition of any other place where work incidental to the project is being performed, and shall in all respects comply with any and all provisions of the law and of local ordinances relating to construction work, including but not limited to maintenance of danger signals, barriers, lights and similar safeguards respecting falling materials and in and about all excavations, protruding nails, hoists, openings, scaffolding, stairways and other parts of the work and adjacent and other areas where the same are required. The Contractor agrees to indemnify and save harmless the Indemnitees from and against all liability, damage, loss, claims, demands, actions and expenses, including but not limited to attorney's fees which arise or are claimed to arise out of or is connected with any accident or occurrence which happens, or is alleged to have happened in or about the place where such work is being performed, whether at the Site or other place, (1) while the Contractor is performing the work, either directly, or indirectly through a subcontractor of the Contractor or materials or vendors agreement, or (2) while any of the Contractor's or said subcontractor's property, work in progress, equipment or personnel are in or about such place or the vicinity thereof by reason of or as a result of the performance of the work, including without limiting the generality of the foregoing, all liability, damages, loss, claims, demands and actions on account of personal injury, death or property loss to any Indemnitee, any Indemnitee's employees, agents, subcontractors or invitees, any other Contractor, its employees, agents, subcontractors or invitees, or to any other persons, whether based upon or claimed to be based upon, statutory (including, without limiting the generality of the foregoing, worker's compensation), contractual, tort or other liability of any Indemnitee, and whether or not caused or claimed to have been caused by active or Inactive negligence or other breach of duty by any Indemnitee, any lndemnrtee's employees, agents, subcontractors, or invitees, or any other person as long as the Indemnitor or its subcontractor or its materialman or vendor was negligent in whole or in part.

         In the event that 100 per cent indemnity is prohibited by law under the Paragraph above, then the extent of Indemnity under said paragraph shall be limited to the portion of the damages (whether from personal injury, death dr property damage) not attributable to the percentage of negligence of the Indemnitee.

         It is further agreed that, if the Contractor subcontracts or delegates to ethers the work or any part thereof, said subcontractors and/or delegates and their agents, servants and/or employees, for the purpose of contractual Indemnity only, shall all be deemed servants and/or employees of the Contractor so that any negligence on the part of the subcontractors or the delegates or their agents, servants and/or employees shall be deemed the negligence of the Contractor for purposes of indemnity under this Article 7.

         It Is further agreed that, if the Contractor subcontracts or delegates to others the work or any part thereof, the contractor will have the subcontractors and/or delegates agree to indemnify the Indemnitees in the same manner as the Contractor has agreed to indemnify the Indemnitees under this
Article 7 and shall deliver a true copy of said agreement to the Construction Manager. In the absence of such agreement or the delivery of same prior to the subcontractors or delegates commencing their work, the Contractor will be held liable to indemnify the Indemnitees in the same manner and to the same extent that the subcontractors and/or delegates would have been required to indemnify the Indemnitees if such agreement had been made. Whether or not the Contractor secures or delivers an agreement by the subcontractors and/or delegates to indemnity the Indemnitees as provided herein, the Contractor's independent duty to Indemnify the Indemnitees pursuant to the terms of the contract, shall remain in full force and effect.

         The Contractor's requirements of indemnity under this Article 7 shall be read cumulatively, and no paragraph of indemnity shall be read so as to restrict in any way any other paragraph of indemnity. The purpose of these indemnity paragraphs is to give the Indemnitees that greatest right of indemnity against the Contractor allowed by law.

DAMAGE INDEPENDENT CONTRACTORS

         (d) The Contractor agrees to Indemnify and hold the Indemnitees harmless by reason of any liens, claims, demands, judgement or other liabilities, which may be asserted against the Indemnitees by any other Independent contractor on the job, and which arise out of any act or omission of the Contractor.

WITHOLDING OF PAYMENTS TO EFFECT INDEMNITY

           (e) In the event of any such liability, loss, expense, damage or injury, or if any claim or demand for damages is made against the Indemnitees, the Owner may withhold from any payment due or thereafter to become due to the Contractor under the terms of this contract. an amount sufficient in its judgment to protect and indemnify Indemnitees for any and all such claims, liability, expense, loss, damage, or injury, or tne Owner, in its discretion may require the Contractor to furnish a surety bond satisfactory to the Owner, guaranteeing such protection, which bond shall be furnished by the Contractor within five (5) days after written demand has been made therefore.

         (f) The indemnification obligation of the Contractor under this Article 7 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefit payable by or for the Contractor or any Subcontractor under Workmen's Compensation Acts, Disability Benefit Acts or other employee benefits acts, and is in addition to any rights to indemnification which. may exist at law.

INSURANCE

           8. Unless otherwise provided for by the attached Insurance Rider. prior to commencement of any work under this contract, and until completion and final acceptance of the Work, the Contractor and each and every subcontractor shall, at its own expense, maintain the following insurance on its own behalf and for the protection of the Owner, Construction Manager and all other indemnities named in this Contract:

           a.      Comprehensive General Liability
           b.      Worker's Compensation
           c.      Comprehensive Automobile Liability
           d.      All other insurance protection required by the Owner

  All of the above coverages shall comply with the specific requirements contained in the Insurance Rider hereby attached and made a part of this contract.

 SIGNS

 9. Contractor shall not place any signs, billboards or posters on any portion of the Site, Building, the property or fences (temporary or permanent) surrounding the same, except upon prior written permission received from the Owner, and then only of a size, material, color and type and at a location approved by the Owner.

 TOOL SHEDS

 10. If so required by Owner, the Contractor shall, at its own cost, provide, erect and maintain, at locations designated by the Owner, fireproof tool sheds for storing the Contractor's tools, materials and equipment. The Contractor shall relocate its tool sheds as requested by the Owner at the Contractor's own cost. The Owner or Construction Manager will not be responsible for any clothing, tools, materials or equipment lost, damaged, stolen or destroyed.

 CONDITION OF PREMISES AND ADJACENT PROPERTY

 [INTENTIONALLY OMITTED]

 OWNER TO DEDCIDE IN EVENT OF CONFLICT


     12. Whenever the specifications shall be at variance, in conflict or with any of the provisions of this contract, the Contractor shall advise the Owner and the interpretation and decision of the Owner shall be final and binding on the Contractor.

 INSPECTION

 13. The Contractor shall provide sufficient, proper and safe facilities at all times for the inspection of the work by Architect, the Owner, Construction Manager, Mortgagees, the Municipal and/or State inspectors, and their authorized representatives. If any work is covered up without the approval of the Owner, it must, if required by the Owner, be uncovered for inspection at the Contractor's expense. The Contractor shall afford and provide at all times to the Architect, the Owner, the Construction Manager and their representatives satisfactory evidence of the quality of materials used and complete information in writing as to where materials to be used in the performance of this contract are being manufactured or assembled, and full and free access to all shops and manufactories for the purpose of Informing themselves as to the general condition and progress of the materials herein contracted to be used or Installed. The Contractor shall instruct such suppliers and manufacturers to give full and accurate information in writing directly to the Owner on any questions concerning quality, performance, delivery status, and such other data as may be requested by the Owner.

 MATERIALS AND EQUIPMENT

 14. All materials and equipment are to be new and of the best quality of the kind specified unless material or equipment of Inferior type Is distinctly specified, and the Contractor shall, if required by the Owner, furnish satisfactory evidence of the kind and quality of materials and equipment. The Contractor shall, if required by the Owner, obtain the manufacturer's written recommendation that the material arid equipment is designed and appropriate for the use intended. Such materials and equipment shall not be subject to any conditional bill of sale, security agreement, financing statement, chattel mortgage, or any other claim, lien or encumbrance. Materials and equipment shall be promptly delivered and distributed where Owner may require or direct, as needed for the uninterrupted and speedy progress and completion of the work, and so as not to encumber the Site unreasonably. The Contractor shall, if required by the Owner, cause the materials (1) to be manufactured in advance, (2) to be warehoused either at the factory or elsewhere, as directed by the Owner, (3) to be delivered to the Site promptly when so instructed by the Owner and (4) to be relocated or removed from the Site at the cost of the Contractor. Care must be exercised by the Contractor against overloading any parts of floors, roofs, scaffolding and other installations. All materials delivered at the Site which are to form a part of the work herein specified shall not be removed without the consent of the Owner, but the Contractor will have the right to and shall remove all its surplus material after completion.

LABOR

         15. All work is to be done in the best manner and by persons skilled in the type of work to be performed. All labor employed under this contract shall, at the option of the Owner, to the extent permitted by law, be union and/or that recognized by and in harmony with the local Building Trades Employers' Association and Contractor shall not employ any labor which may cause dissension with other workers on the Site, by whomsoever employed. The Contractor shall give the work constant attention and supervision through a responsible representative or superintendent, and any necessary assistants. Such representative shall be authorized to act for the Contractor in all matters relating to the work, and all directions given him shall be as binding as if given to the Contractor. The Contractor shall also keep a competent foreman at the Site while work is in progress, and enforce strict discipline among its employees, including the Owner's regulations with regard to fires, smoking and other hazards. The Owner is given the right to require the Contractor to remove Immediately any employee or agent employed at the Site whom the Owner deems incompetent or a hinderance to the proper progress of the work, and such person shall not again be employed in the work without the prior consent of the Owner.

PROTECTION OF WORK AND EQUIPMENT

    16. The Contractor during the construction of its work and while it is working on the Site in any capacity whatever, and until the completion' of the project, shall protect all unfinished work and all materials on the Site, all adjacent property and all tools, plants, equipment and other appliances for the Contractor's use or Incidental thereto for the execution of this contract, whether furnished by the Contractor or Owner, from rain, water. frost and the elements and from all other kinds of damage which may be caused in any manner whatsoever, and the Contractor shall be entirely responsible for any loss or damage done to said work, materials, tools, plant, equipment and other appliances in any manner aforementioned, excepting damage by fire to materials incorporated into the work or delivered to the Site for incorporation into the work, even though the particular work damaged may be finished at the time and the Contractor may be working in some other portion of the Site, and the Contractor hereby agrees that it will not hold the Indemnitees responsible for any such loss or damage, by whomsoever caused.

UNSOUND WORK OR MATERIALS

           17.The Contractor, upon receiving notice from the Owner that the Contractor has furnished inferior, improper or unsound work or materials (including equipment) (whether worked or unworked), or work or materials at variance with that which is specified, will, within twenty-four (24) hours, proceed to remove such work or materials and make good all other work or materials damaged thereby, and, at the option of the Owner, the Contractor shall immediately replace such work or materials with work or materials as specified. The removal, replacement and repair shall be performed on "off hours" or overtime with manpower sufficient, In the judgment of the Owner, so as not to interrupt or delay the Owner's construction schedule and so as to avoid disturbance to occupants of the completed Site and/or Building. If the Contractor does not remove such unsound work within a reasonable time, the Owner may remove it and may store the material at the expense of the Contractor. If the Contractor does not pay the expenses of such removal within ten (10) days' time thereafter, the Owner may, upon (10) days' written notice, sell such materials at auction or at private sale and shall account for the net proceeds thereof, after deducting all the costs and expenses that should have been borne by the Contractor and all expenses of the sale. The Owner shall have the authority at all times, until final completion and acceptance of the work, to inspect and reject work and materials which in its judgment are not in conformity with the drawings and specifications, and its decision in regard to character and value of work shall be final and conclusive on both contracting parties. If the Owner permits said work or materials to remain, the Owner shall be allowed the difference in value or shall at its election have the right to have said work or materials repaired or replaced, as well as the damage caused thereby, at the expense of the Contractor, at any time within one year after the completion of the entire project. or within such longer period as may be covered by any guaranty; and neither payments made to the Contractor, nor any other acts of the Owner, shall be construed as evidence of acceptance, waiver or estoppel. Any expense incurred by the Owner in connection with the foregoing, shall be borne by the Contractor, and the Owner may withhold money due to the Contractor or recover money already paid to the Contractor, to the extent of such expense.

FITTING OF THIS WORK WITH OTHER WORK

18. The Contractor will furnish all labor, implements, tools, scaffolding, rigging, hoisting and other items required to carry on its work, In the most approved and up-to-date manner; and shall do the necessary incidental cutting of woodwork. brick, stone, masonry, plaster, cement, iron, metal or other material for the installation of its work, and will do all patching in connection therewith; but cutting is to be avoided where possible. The Contractor will, if required by Owner, do all necessary cutting, fitting and patching of its own work that may be required to make the several parts come together properly, and fit the work to receive or be received by work of other contractors shown upon, or reasonably implied by, the drawings and specifications. The Contractor shall not endanger any work by cutting, digging or otherwise. In laying out its work, Contractor shall also examine the work installed by others and the shop drawings of the work to be installed by others prior to the beginning of the installation of its own work. If the Contractor begins its work, the starling of such work shall be conclusively deemed to mean that it accepts all preceding work as suitable and proper to receive its work, unless it has notified the Owner in writing to the contrary before starting. In the event of failure of the Contractor and another contractor to agree as to the extent of cooperation to be exhibited or of work to be done by either, to Insure the carrying out of their respective agreements, such disagreement shall be resolved by the Owner whose decision shall be final and binding upon all parties.

RUBBISH REMOVAL

19. The Contractor shall at all times keep the Site free from accumulation of waste materials or rubbish caused by its employees or work and, at the completion of the work, it shall remove all its tools, scaffolding and surplus materials and shall leave its work broom clean or its equivalent. The Contractor shall daily, or less frequently as the Owner may require. collect its rubbish at places where directed by the Owner and shall remove the rubbish from the Site without unnecessary delay. The Contractor shall do all required cleaning within twenty-four(24) hours notice from the Owner, whether verbal or in writing, and if the Contractor fails to do such cleaning to the satisfaction of the Owner, the Owner may do the cleaning and charge the Contractor for all costs incurred.

COMPLIANCE WITH LAW

20. The Contractor shall procure and pay for all permits, licenses, approvals, certificates and authorizations necessary to the prosecution and completion its work and deliver evidence of the same to the Owner. All work shall be done in strict accordance with all laws, ordinances, rules, regulations and requirements of the Board of Underwriters and all Municipal, State, Federal and other authorities having jurisdiction. Where drawings and specifications conflict with the law, the law is to be followed The Contractor shall promptly notify the Owner, the respective departments or official bodies when its work is ready for inspection and shall, at once, do all work required to remove any violations or to comply with such inspections, without additional charge to the Owner. The Contractor shall perform all work necessary to obtain approvals of the authorities mentioned above without additional cost to the Owner.

LIENS

21. If at any time, there shall be evidence of any lien or claim for which, if established, the Owner might become liable, or which should, In any event, be charged to the Contractor, the Owner shall have the right to retain, out of any payment due or thereafter to become due, an amount sufficient to indemnify the Owner against such lien or claim, including bond premiums and attorneys' fees, and to apply the same in such manner as Owner deems proper to secure protection and/or satisfy such claim and liens. Should there prove to be any such lien or claim after all payments are made to the Contractor, it shall repay the Owner all sums which may be compelled to pay in discharging such lien or claim, including any and all legal fees or other charges.

PATENTS

22. The Contractor will not unlawfully use or install any patented article, and agrees to Indemnify and save the Indemnitees harmless from any claim and against all damage which the Indemnitees may sustain by reason of the use or installation of such patented article, and at its own cost and expense to defend any action, whenever Instituted, brought against the Indemnitees or their respective successors or assigns, founded upon the claim that any such article, or any part thereof, infringes any such patent. In the event of any such claim or damage, the Owner may withhold from any payment due or thereafter to become due to the Contractor, an amount sufficient in its judgment to protect and indemnify the Indemnitees for any such claim or damage, or the Owner may require the Contractor to furnish a surety bond satisfactory to the Owner providing for such protection and indemnity. which bond shall be furnished by the Contractor at its own cost and expense, within five (5) days after written demand has been made therefor. The Contractor shall pay all royalties, fees and other claims in connection with patented articles which it uses under this contract. In the event of any injunction or legal action serving to stop the work, the Owner shall have the privilege of requiring the Contractor to substitute such other articles of like kind as will make it possible to proceed with and complete the work, and all cost and expenses occasioned thereby shall be borne by the Contractor.

ASSIGNMENT

23. (a) The interests, rights, powers, duties and liabilities of the parties hereto shall be binding upon, and shall enure to the benefit of, the respective successors and assignees of the parties; but the Contractor shall not assign or transfer its interest in this contract or assign or transfer any right it may have under the same or the proceeds payable hereunder or any part hereof, or subcontract or delegate to others the work or any part thereof, unless the written consent thereto of the Owner is first procured, and any assignment or subcontract made in violation of this provision shall be null and void. Any such subcontract shall provide that it is subject to the provisions of this contract and shall provide that the Contractor has all the rights and remedies against the subcontractor that the Owner has against the Contractor under this contract and shall expressly incorporate all such provisions as far as the same are applicable and no such subcontract shall be valid without the consent of the Owner endorsed thereon. The Contractor agrees that it is as fully responsible to the Owner for the acts and omissions of its subcontractors and of persons either directly or indirectly employed by them, as it is for the acts and omissions of persons directly employed by it. Nothing contained in this contract shall create any contractual relationship between any subcontractor and the Owner, or create any obligation on the part of the Owner to pay or to see to the payment of any sum to any subcontractor. The Owner may, without limitation, assign this contract, or any portions thereof, or any rights arising hereunder, including any guaranties or warranties of workmanship or material.

CHANGE OF STATUS

           (b)In the event that the project should be abandoned by the Owner, the Owner shall have the right, at any time, to send a written notice to the Contractor, terminating this contract, in which event, the Owner shall pay the Contractor for all work actually provided up to the date of the sending of such notice and shall reimburse the Contractor for all costs and expenses actually expended and Incurred (amounts "incurred" to be limited as though Contractor's suppliers and subcontractors had received a similar notice and were bound by a similar provision in their agreements) up to said date which are not cancellable or recoverable by the Contractor, arid the Contractor shall not receive any markup for overhead and profit except to the extent of a reasonable markup on said amount so paid and reimbursed and the parties hereto shall, except as otherwise provided hereinabove, be released of all future liability or obligations under this contract.

TIME OF ESSENCE

           24.The Contractor shall commence and complete work and deliveries of material at the times hereinafter mentioned or as soon thereafter as required by the Owner or as extended by other provisions of this contract. Where the dates for the commencement or completion of work on the making of deliveries are not specified after the time fixed for such commencement, such work or deliveries or the part of the same concerning which no dates are given shall be commenced [INTENTIONALLY OMITTED] as soon as practical and shall be prosecuted and completed with all possible diligence and speed or as otherwise directed by the Owner. The time stated in this contract for the commencement, prosecution and completion of this work and the deliveries and installation of material shall be deemed of the essence of this contract.

CCOPERATION WITH OTHER CONTRACTORS

           25.The Contractor must keep itself informed of the conditions at the Site, so as not to delay the 'delivery of materials or the installation of the work called for In this contract. It is expressly agreed that the Contractor must cooperate with and extend every possible facility to other contractors employed at the Site. and must afford all other contractors reasonable opportunity for the Introduction and storage of their materials and execution of their work. The Contractor recognizes that efficient construction of the project requires that all the work thereon be coordinated and therefore agrees to accept the determination of the Owner as to the time when work of the Contractor shall begin and the manner in which it shall progress in connection with other work involved iii the said construction. It further agrees that the direction of the Owner with respect thereto shall be complied with fully and promptly.

DELAYS IN GENERAL

           26.(a) Should the Contractor be delayed by fault of the Owner, Construction Manager, Architect or any other contractor, or by abnormal weather conditions, then the time fixed for the completion of the work shall be extended for a period equivalent to the time so lost. The Owner, Construction Manager or Architect shall not be held responsible for any loss or damage sustained by the Contractor through delay caused by the [INTENTIONALLY OMITTED] abnormal weather conditions, or by any other cause beyond the control of the Owner, Construction Manager or Architect.

STRIKES

(b) Should the Contractor be delayed by general strikes or lockouts throughout the trade, then time for the completion of the work shall be extended for a period equivalent to the time lost, or the Owner shall, at its option, have the right to terminate this contract and to employ other contractors to finish the work and provide the materials therefor, and to pay the Contractor pro rata for materials and work already supplied, or this contract price, reduced by the cost to the Owner of completing the work for which provision Is made herein, whichever is less.

NOTICE TO OWNER

(c) None of the foregoing causes of delay shall be deemed a valid excuse for failure to start, perform or complete the work or deliveries at the times specified, unless the Contractor has notified the Owner in writing of the alleged cause of delay within forty-eight (48) hours after the commencement knowledge thereof.

ADDITIONAL LABOR

             (d) Should the Contractor fail, refuse or neglect to supply a sufficiency of workmen or to deliver the materials with such promptness as to prevent the delay in the progress of the work, or fail in any respect diligently to commence and prosecute the work and proceed to the point to which the Contractor should have proceeded hereunder, or if the different parts thereof are not commenced, prosecuted, finished, delivered or installed on time as herein specified or if the Contractor shall fail In the performance of any of the covenants of this contract, the Owner shall have the right to direct the Contractor, upon three (3) days' written notice, at the Contractor's cost and expense to furnish such additional labor and to expedite deliveries of materials (or the Owner may furnish such labor and expedite such deliveries at the cost to the Contractor), which labor or expediting shall, in the Owner's opinion, be sufficient to speed up and complete the work as herein provided.

OVERTIME

           (e)If such additional labor shall not be available, the Owner shall have the right to direct the Contractor, at the latter's own cost and expense, to work overtime to such an extent as will be sufficient, in the Owner's opinion, to speed up and complete the work as herein provided.

REMEDIES OF OWNER

(f) The Contractor agrees that if it delays the speedy progress of the work so as to cause loss or damage to the Owner or to other contractors, then it shall reimburse the Owner and such other contractors for such loss. In addition to the foregoing, the Owner shall have the right, after three (3) days' written notice to the Contractor, to provide any such labor, additional labor, overtime labor and materials and to deduct the cost thereof from any moneys then due or thereafter to become due to the Contractor. Permission by the Owner for delayed finishing shall not be construed as a waiver of the Owner's right to be compensated by the Contractor for damage resulting from such delay.


TERMINATION BY OWNER

           (g)If the Contractor shall fail to comply with any of the provision of this contract on its part to be performed, the Owner shall have right after three (3) days' written notice to the Contractor, to terminate this contract and the employment of the Contractor, to take possession of the Contractor's materials, tools, plant, equipment and appliances used or to be used for the construction, whether on or off the Site, (and for that purpose to enter the premises of the Contractor) and to cause the entire remaining work to be finished and the materials therefor to be furnished by another contractor or contractors or by day's work, as the Owner deems fit; and the Contractor shall not be entitled to any further payment until all the work specified in this contract shall be finished, at which time, if the unpaid balance of the amount to be paid under this contract shall exceed the expense incurred by the Owner in finishing the work, including overhead, attorneys' fees and damage incurred through the default of the Contractor, such excess shall be paid to the Contractor, but if such expense shall exceed such unpaid balance, the Contractor shall pay the difference to the Owner. After the work has been completed, the Contractor may remove such materials, tools, plant, equipment and appliances as remain, but neither the Owner nor the Construction Manager shall be liable for anything that has been lost, stolen, destroyed, worn or used. In addition, without terminating this contract, the Owner may, under the circumstances set forth above, terminate the Contractor's right to proceed with any part of the work or with the furnishing of any part of the labor and/or materials.

PERFORMANCE BOND AND PAYMENT BOND

           27. The Contractor, within five (5) days after notice by the Owner given at any time prior to the completion of the work, shall at its own cost and expense, furnish to the Owner performance and payment bonds Issued by a surety company satisfactory to the Owner, and in form satisfactory to the Owner, guaranteeing the due and prompt performance of all of the terms of this contract on the part of the Contractor to be performed, and the prompt payment of all amounts to be paid by the Contractor for labor and materials. In the event that the Contractor fails to furnish the bonds as aforesaid, the Owner shall have the option of declaring the Contractor to be in default and of exercising any or all of the rights set forth in this contract. Bonds shall be written at standard rates of surety companies authorized to do business in the State in which the Site is located and may, at the Owner's option, be placed directly by the Owner at the Contractor's cost and expense.

BANKRUPTCY

           28. If, prior to the commencement of this contract, the Contractor shall be adjudged a bankrupt or becomes insolvent, or if any petition under the Bankruptcy Act of the United States is filed by or against the Contractor, or if it should make an assignment for the benefit of creditors, or if a receiver of the Contractor's property should be appointed, or if any judgment is taken against the Contractor and execution is issued thereon, or if the property of the Contractor passes into the hands of any legal representative, then and in any of those events, the Owner may, at its option, terminate this contract and the employment of the Contractor, with the same rights and privileges set forth in Article 26.

ACCELERATION OF PERFORMANCE

           29. If the Owner shall desire the Work of the Contractor hereunder to be performed with greater speed than is herein contracted for, the Contractor shall, without affecting or abridging the rights of the Owner set forth in any Article hereof, upon receipt of a written order from the Owner, employ overtime Work as so ordered. Direct cost of the premium time for all labor utilized by the Contractor In such overtime work as shown on the time slips checked and approved each day by the Construction Manager shall be paid by Owner to the Contractor, but no overhead, supervision costs, commission or other costs shall be charged thereon.

NO WAIVER

30. The failure of the Owner to insist in any one or more instances upon a strict compliance with any provision of this contract, or to exercise any option herein conferred, shall not be construed as a waiver or relinquishment of the right of the Owner thereafter to require a compliance with such provision of this contract. or a waiver of the right of the Owner thereafter to exercise such option, but such provision or option will remain in full force and effect.

GUARANTY

31. The Contractor hereby agrees to repair and make good any damage, defects or fault in the premises that may appear within one year after completion, or within such longer period as may be provided In the specifications, guaranty or other writing, as the result of imperfect or defective work or materials furnished by the Contractor (even if such defects or imperfections be latent) or work or materials at variance with what is specified. All materials furnished or installed (except where otherwise expressly specified) shall be subject to a guaranty of one year from the date of (a) completion of the entire project, (b) the making of final payment by the Owner to the Contractor, (c) the issuance of a final Certificate of Occupancy, or (d) the discontinuance of the use of permanently Installed work for temporary construction purposes, whichever is latest. Contractor hereby agrees to make any and all repairs which may become necessary, during the guaranty period, on account of faulty materials furnished or faulty workmanship performed, and the guaranty period [INTENTIONALLY OMITTED] in a prompt and expeditious manner or reasonable period from receipt of written notice, without cost to and to the satisfaction of the Owner. All rights acquired by the Owner through guaranties by the Contractor shall enure to the benefit of the Owner, its successors and assigns. In addition to the foregoing, any equipment warranties secured by the Contractor, including those in excess of one (1) year, and any bond or guaranty which may be required under the plans or specifications, shall also enure to the benefit of the Owner, its successors and assigns.

PAYROLL AND SALES TAXES

32. The Contractor hereby accepts exclusive liability and shall hold the Owner and Construction Manager harmless for the payment of contributions pursuant to any Unemployment Insurance Law, Old Age Retirement Benefits Law and any other or similar Social Security Law or Payroll or Income Tax now or hereafter enacted by any City, State or Federal Government or any subdivision of either, levied or based upon the payroll of the Contractor for employees partly or wholly engaged in the work covered by this contract. The Contractor agrees to furnish all necessary information to enable the Owner to comply fully with all the requirements of such laws. All sales and use taxes are included in the contract price and are to be paid by the Contractor. In the event that any law is or has been passed. or any rule or regulation pursuant thereof is enacted, which requires the Owner to pay, either directly or indirectly, the amount of any such tax, or should any such law, rule or regulation direct the Owner to collect the same, or make the Owner liable for the collection thereof, or make the Owner responsible therefor, it is covenanted and agreed that the Contractor shall fully and completely make all payments therefor, and shall fully and completely Indemnify and save the Owner harmless from any and all such taxes. It is further agreed that the Owner shall have the right to deduct the amount of any and all such taxes from the contract price at any time the Owner may, in its sole discretion, deem it advisable, to the end that the Owner may not be under liability therefor whatsoever, it being agreed that the Owner shall have the right to deduct any and all such moneys from the next payments due under this contract and from the retained percentages. If any Sales Tax provides any exemption from tax for capital improvements, Owner agrees to provide Contractor with the necessary certification and Contractor agrees not to charge tax with respect to the furnishing of labor and/or materials as long as said exemption provision is in effect.

HOISTING AND FACILITIES

33. The Contractor shall provide for hoisting all tools, materials and equipment. The Contractor shall, at its own expense, install and maintain all necessary meter equipment and wiring from the temporary street service to its various items of equipment. The Owner shall have the right to utilize the Contractor's wiring at no additional cost and the Contractor shall return to the Site when so directed by the Owner to remove all such temporary wiring and equipment. Should the Owner direct that the Contractor use a meter, servicing more than one contractor and/or the Owner, the Contractor shall pay its proportionate part of all charges. Such proportions shall be fixed by the Owner and the apportionment shall be binding upon the Contractor.

PRICE NOT ADJUSTED FOR RISING COSTS

34. The Owner agrees to pay the sum herein set forth in current funds for such work and materials, and in the manner and at the times herein set forth. Said sum is intended to Include all increases in cost, foreseen or unforeseen, including, without limiting the generality of the foregoing, taxes, labor and materials, all of which is to be borne solely by the Contractor. All loss or damage arising from any of the work performed under this contract through unforseen or unusual obstructions, difficulties or delays which may be encountered in the prosecution of same or through the action of the elements shall be borne by the Contractor. It is mutually agreed between the parties hereto that no payment made under this contract, shall be conclusive evidence of the performance of this contract, either wholly or In part, nor shall it be construed to be an acceptance of defective work or improper material, or an approval of any of the items in any requisition made or bill rendered. All bills or requests for payments must be presented in writing.

SCHEDULE OF VALUES

35. (a) Prior to the commencement of work hereunder, Contractor shall prepare and submit to Owner, for Owner's approval, a "Schedule of Values" furnishing a complete, detailed and itemized breakdown of the various divisions of the work, including values for materials and labor. The total of this cost breakdown shall be equal to the Contract Price.

PROGRESS PAYMENTS

 (b) On or before the 26th day of each calendar month the Contractor shall forward to the Owner, for its approval, a written statement showing the amount due or to become due and including the last day of that calendar month. The Contractor shall attach to each such application for payment, an acknowledgement or payment to the date of the last advance, as well as a statement of any back charges and credits to which the Owner is entitled, a sworn statement of any claim for charges or extras due to the Contractor, such claim not to be valid unless made at the time and in the manner aforesaid, a sworn statement setting forth all amounts, if any, owed by Contractor to its subcontractors and suppliers, and a Schedule of Values showing the percentages of the various divisions of work completed, including values for materials and labor. All requisitions shall be made on and in compliance with Owner's standard form of Contractor's requisition and shall be subject to the terms thereof, Including the submission of sworn statements from Contractor's subcontractors and vendors. The Owner. on or about the final day of each calendar month, shall remit to the Contractor 90% of the amount so requisitioned by the Contractor and as approved by the Owner. In addition to the said retainage of 10%, the Owner shall also retain a sum sufficient in its opinion, to complete the work in accordance with the terms of this contract. Moreover, in each instance of requisition prior to completion, the Contractor shall certify to the Owner that the cost of the work remaining to be done under this contract does not exceed 90% of the balance of the contract price unpaid. In no event will the Owner be required to pay in excess of 90% of the contract price prior to the completion of all the work the Contractor is obligated to perform under this contract.

WITHOLDING OWNER

 (c) The Owner may withhold payment to the Contractor on account of (i) BY the failure of the Contractor to comply fully with any requirements of this contract, Including the failure of the Contractor to make payments to subcontractors or for material or labor. (2) the failure of the Contractor to prevent the filing of liens or claims to avoid the reasonable probability of the filing of liens or claims against the Owner, the project or the Contractor, and
(3) damage to another contractor by reason of acts or failure to act of the Contractor.

FINAL PAYMENT

 (d) The balance owing to the Contractor under the terms of this contract shall be due and payable within sixty (60) days after

     (1) the completion of all work in this contract, Including patching and the furnishing of missing material,

     (2) acceptance thereof by the Owner, and

     (3) receipt by the Owner of (A) all Contractor's "as built" drawings, records and related data; (B) all guaranties and warranties to which the Owner is entitled hereunder; (C) all permits, licenses, approvals, certificates and 'authorizations required by any authority having jurisdiction; (D) a general release from the Contractor on the Owner's standard form in favor of the Owner, Construction Manager and Owner's sureties, if any; and (E) satisfactory proof that all claims, including taxes, growing out of tile work to be performed hereunder and any liens growing out of the same which shall have been filed or recorded, have been released.

TRUST FUNDS

36. Any and all funds payable to the Contractor hereunder are hereby declared to constitute trust funds in the hands of the Contractor, to be applied first to the payment of claims of subcontractors, architects, engineers, surveyors, laborers and materialmen arising out of the described work, to claims for utilities furnished and taxes imposed, and to the payment of premiums on surety bonds and other bonds filed and premiums on insurance accruing during the construction of the described work, before application to any other purpose. Whenever required by the Owner, it shall be the duty of the Contractor to file with the Owner a verified statement, in form satisfactory to the Owner, certifying the amounts then due and owing from the Contractor for labor and materials furnished under the terms of this contract, setting forth herein the names of the persons whose charges or claims for labor, materials or supplies are unpaid, and the amount due each respectively.

CHANGES AND EXTRAS

37. The Owner, without invalidating this contract. may order extra work or make changes by altering, adding to or deducting from the work, the Contract Price to be adjusted accordingly. The Contractor shall not make any alterations or omit anything, or perform additional or extra work, except upon written order signed by the Owner. The Owner shall at any time have the right to order extra work to be performed on (a) Lump Sum Proposal, (b) Unit Prices, or (c) Time and Material Basis. No request for payment for extra work will be honored unless accompanied by such written order. All such work shall be executed under the provisions of this Contract. The Owner's choice of the manner in which the extra work is to proceed is described as follows:

     (A)  Lump Sum Proposal
       The Contractor will within ten (10) days after receipt of the Owner's communication submit his Lump Sum Proposal. This Proposal will be itemized and segregated by labor and material for the various components of the work. No aggregate labor total will be acceptable. The Contractor will furnish with his Proposal supporting data consisting of Subcontractor's and vendor's signed proposals. The Contractor will be allowed 15% for overhead and profit on labor performed by his own forces and material purchases. Subcontractors, likewise, will be permitted an allowance of 15% for overhead and profit on their own work. The Contractor will be further allowed a 6% commission on all of his subcontractor's work, 6% overhead and profit will be allowed on equipment rented by the Contractor or subcontractor. The Contractor may include in his labor proposal only those workmen and foremen directly involved in the work. All other supervision is included in the 15% overhead and profit allowed. Contractor will be entitled to payment for labor, union fringe benefits, insurance. unemployment insurance, soda security and taxes paid on labor. No overhead or profit will be allowed on social security, unemployment insurance or other insurances or premium time. Contractor's material costs wilt include invoiced costs, transportation, applicable sales or use taxes, actual rental costs or discounted local published rental rates. Use o~ small tools is included in the Contractors's overhead and profit. Overhead and profit as outlined above includes all other costs whatsoever beyond those enumerated. if any of the extra work included in the Lump Sum Proposal is covered by Contract Unit Prices, the Owner may elect to use these unit prices within the Lump Sum Proposal. No overhead and profit may be applied to these unit prices. The entire value of the change will be the net difference of the work to which will be applied overhead and profit percentages.

(B)      Unit Prices:
The Contractor will submit within ten (10) days after receipt of the Owner's communication his written proposal itemizing the quantities of each item of work for which there is an applicable Unit Price contained in the Contract. The quantities must be itemized in relation to each specific contract drawing. Unit prices will be applied to net differences of quantities of the same item.

(C) Time and Material:
Should the Owner elect to have any extra work performed on a time-and material basis in lieu of Lump Sum Proposal or Unit Prices, and so notifies the Contractor in writing, the Contractor shall perform such work at actual cost (without any charge for administration, clerical expense, supervision or superintendence of any nature whatever, including foremen, or the cost, use or rental of tools or plant) plus 15 percent for overhead and profit. To this figure the Contractor may add Unemployment Insurance and Old Age Retirement Benefits taxes paid on labor required for the extra work. Moreover, if tile Contractor procures the performance of extra work by others than its own employees, the Contractor shall not be entitled to greater payment than that to which it would have been entitled if it had itself furnished the labor and materials required in connection with the work to be performed under this provision. The Contractor will submit to the Owner daily time and material tickets. These tickets will include the identification number assigned to this work, the location and description of the work, the classification of labor employed including workmens' names and social security numbers, the material used, the equipment rented (not tools) and any other information ordered by the Owner.

Where any such additional work is ordered as provided In this Contract, the Contractor shall, for such purposes, permit the Owner to audit its books. The Contractor shall produce any and all data which the Owner may request for the purpose of determining the correctness of the changes. The Contractor shall keep such full and detailed accounts as may be necessary to reflect its operations with respect to such changes and extras, and the system adopted shall be such as is satisfactory to the Owner. The Owner, Construction Manager, their agents and employees, shall be afforded access at all reasonable times to the Contractor's, Subcontractor's and Vendor's books, correspondence, instructions, receipts, vouchers. memoranda and records of all kinds, relating to all work under this Contract as well as to such changes and extras, and the Contractor shall preserve the same for a period of six years after final payment hereunder. In regard to the foregoing and generally, the Contractor hereby authorizes the Owner and Construction Manager to check directly with its suppliers of labor and materials the charges for such labor, materials and other items appearing in the Contractor's bills rendered to the Owner, to confirm balances due and obtain sworn statements and waivers of lien.

In the case of disagreement as to the amount to be paid or credited the Contractor shall promptly comply with the order and payment to Contractor or credit to the Owner shall be made in accordance with the contract payment provisions up to the reasonable estimated value of the change as determined by Owner.

Unless and until the Owner shall elect either the lump sum, the unit price method or time and material, the Contractor shall maintain and submit daily records of labor, material and equipment used in the work which have been acknowledged thereon daily by the Construction Manager. In any event, Construction Manager shall have the right to order such changes in the work to proceed promptly prior to the submission of any proposal and/or Construction Manager's election.

Any work included in this contract shall be performed by the Contractor at no extra cost to the Owner despite any order from the Owner to the Contractor which might contemplate such work as an extra.

NO DELAY BY CONTRACTOR

38. Notwithstanding the fact that a dispute, controversy or question shall have arisen in the interpretation of any provision of this contract the performance of any work, the delivery of any material, the payment of any moneys to the Contractor, or otherwise, the Contractor agrees that it will not directly or indirectly stop or delay any work or part of its work on its part required to be performed or stop or delay the delivery of any materials on its part required to be furnished hereunder, pending the determination of such dispute or controversy in a timely manner.

SCHEDULING

39. The scheduling of construction operations for the project will be monitored by a method to be chosen by the Owner. The Contractor, and its subcontractors, if required, shall furnish all scheduling information requested by the Owner at such time and In such form and detail as requested for its particular trade.

Such information shall be furnished within 2 weeks of the request and shall further be revised from time to time when requested either prior to and/or at any time during performance of its work.

Information submitted by the Contractor or others, acceptance or approval by the Owner and the scheduling that may be developed and Implemented by the Owner or Construction Manager shall not constitute the basis of any claim by Contractor or its subcontractors for damage or delay nor excuse the Contractor's performance as required herein.

BILLS AND NOTICES

40. A bill, statement, notice or communication which one of the parties hereto desires to serve upon the other shall be deemed sufficiently given and rendered if sent by registered or certified mail, return receipt requested, addressed to the other party at the address set forth herein. The time of the rendition of such bill, statement, notice or communication shall be deemed to be the time when the same was mailed and each day's notice shall be construed to mean a period of twenty-four (24) hours from the time of mailing.

RIGHTS AND REMEDIES

           41. All Rights and Remedies of Owner under this Contract shall be cumulative and shall be In addition to all other Rights and Remedies of Owner provided by law.

NO ORAL MODIFICATION

42. This contract constitutes the entire agreement between the parties. The Contractor affirms and agrees and represents and warrants that only the statements, representations and promises expressly contained In this Contract have been relied upon by him and have induced him to enter into this Contract. No provision of this contract shall be changed or modified, nor shall this Contract be discharged, in whole or in part, except by an agreement in writing signed by the party against whom the change, modification or discharge is claimed or sought to be enforced, nor shall any waiver of any of the conditions or provisions of this contract or of any of the rights of either of the parties hereunder be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given, consented to or suffered the waiver. In the eve rit any written change or modification is made as aforesaid, the Owner's rights and remedies under this contract and under any bond given to the Owner, in accordance with the requirements of this Contract, shall in no way be prejudiced or impaired, and the bond shall apply and be in full force and effect with respect to this contract as so changed and modified.

SAVING CLAUSE

43. If any of the provisions hereof shall contravene or be invalid under the laws of the jurisdiction where it Is to be performed, such contravention or invalidity shall not invalidate the whole contract or any other provision thereof, but this contract shall be construed as if not containing the provisions held to be invalid, and the rights and obligations of the parties shall be enforced accordingly.

EQUAL OPPORTUNITY CLAUSE

44. In connection with the execution of this contract, the Contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. Contractor shall use best efforts to hire both minority and female employees whenever qualified individuals apply for employment. The Contractor shall take affirmative action to ensure that applicants are employed, and that employees are treated during their employment without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. In conjunction with this provision, the Contractor shall conduct its business In accordance with all federal, state and local laws and/or ordinances pertaining to programs concerning affirmative action and equal opportunity.

EXCULPATION OF PARTNERS

45. No general or limited partner or shareholder of the Owner or other Owner or other holder of any equity interest in the Owner shall be personally liable to this agreement or other holder of any equity interest In any such party shall be personally liable for the performance of any such party's obligations under this agreement. The liability of Owner for Owner's obligations under this agreement shall be limited to Owner's interest in the Property, and the Contractor shall not look to any of Owner's other assets seeking either to enforce Owner's obligations under this agreement or to satisfy a judgment for Owner's failure to perform such obligations. The Contractor will not enter into any agreements with third parties without the inclusion of any exculpatory clause similar to that set forth herein, limiting Owner's obligations to Owner's obligations to Owner's interest in tile property.

MARGINAL NOTES

46. Marginal notes used in this contract are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope or intent of this contract, nor do they in any way affect this contract.

OWNER BENIFICIAL OCCUPANCY

47. If, before final acceptance the Owner desires to occupy the project or any part thereof which is completed or partly completed, or to place or intall therein certain equipment and furnishings; the Owner shall have the right to do so and the Contractor shall in no way interfere with or object to such occupancy by the Owner.

AFFIRMATIVE ACTION

48. The Construction Manager has a long standing practice of encouraging the participation of Minority and Women owned firms in its business opportunities. Accordingly, the contractor shall make every good faith effort to subcontract with minority and women owned firms in the performance under this contract. Additionally, the Construction Manager is an Equal Employment Opportunity
Employer and will expect all the contractors to secure Minorities and Women in the workforce to the maximum extent possible. This policy shall be supplemented by such specific goals and obligations imposed by governmental authorities and/or as otherwise specified in the Contract documents.

LABOR AND MATERIALS TO BE FURNISHED BY CONTRACTOR

All labor, materials, equipment, tools, appliances, services, delivery, hoisting, scaffolding, permits, testing. engineering. layout, supervision, coordination and all other operations required for the complete performance of all specified and related work stated herein, in accordance with the Contract Drawings, Specifications, Riders and other Contract Documents listed or referenced herein, all of which become part of this Contract.

CONTRACT PRICE

This Contractor shall perform all work set forth herein for the contract price of THREE MILUON NINE HUNDRED AND SEVEN THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($3,907,750.00) including all applicable taxes, overhead and profit.

CONTRACT DOCUMENTS

Rider "A", General Addendum, dated May23, 1996 Rider "B", List of Drawings and Specifications, dated May 9, i996 Rider "C", Alternates and Unit Prices, dated March 25,1996 Rider "D", Industrial and Commercial Incentive Program, dated March 20,1996 Insurance Rider - dated December 5,1995

TIME OF PERFORMANCE

This Contractor represents that he has sufficient manpower, equipment and materials available to expedite all phases of his work schedule. Work in any area shall commence upon 48 hours notice from the Construction Manager. Work shall proceed in sequence and direction as required by the Construction Manager and as provided for in the Time and Performance Section of Rider "A".


IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.


                                           OWNER:    STARRE REALTY
 ACCEPTED:

   U.S, BRIDGE OF NEW YORK, INC.

                    BY:

                             AGENT: Tishman Construction Corporation of New York
                      (construction manager)



                      BY:
                            William Stanton, vice President

                                    RIDER "A"
                                GENERAL ADDENDUM
                         LOUIS VUITTON NA. OFFICE TOWER
                                EAST 57TH STREET
                               NEW YORK, NEW YORK

                                   May 23,1996

  TRADE: STRUCTURAL STEEL/METAL DECK

Notwithstanding anything In the other Contract Documents to the contrary, all provisions of this addendum shall supercede any conflicting provisions of other Documents. All other provisions of the Contract shall remain In full force and effect.

         A.       GENERAL CONDITIONS

        1. The Contractor represents that he Is familiar with, and has expertise In the work of this Scope. The Contractor further agrees that he will provide all work for the Scope as may be required to make a complete job of that which may not be fully defined In the Contract Documents.

         2. It is understood that all work of the Contractor shall be In strict accordance with the Building Code of the City of New York and any rules and regulations of the Building Department of the City of New York and any other government agencies having jurisdiction. Where there is any conflict in any provisions, the most stringent shall apply.

         3. The Contractor shall comply with all of the legal regulations, including OSHA safety regulations and regulations of municipal. city, local, and other government agencies having jurisdiction concerning the work of this Contractor. The Contractor shall give all notices and comply with all laws, ordinances, codes, rules and regulations bearing on the conduct of the work. If the Contractor performs any work which is contrary to such laws, ordinances, codes, rules, and regulations, he shall make all changes to comply therewith and bear all costs arising therefrom.

         4. All work on this Project will be subject to New York City Equal Employment Opportunity regulations. The Contractor shall comply with the Affirmative Action Plan embodying the requirements of the city and other governing agencies.

         5. The Contractor shall be fully responsible for all field measurements and layout of his work. Axis lines and bench marks will be established by the Construction Manager at grade only. All subsequent layouts shall be performed by the Contractor who shall solely be responsible to maintain the line and grade required.

         6. The Contractor shall provide and pay for, place, relocate and remove any and all of his required office trailer(s) or shanties when and where directed. Structures shall be of fire resistant materials. It is understood that the Contractor is responsible for acquisition, maintenance, and subsequent removal of all utility and telephone services required for his office trailer(s). The Contractor will be responsible to provide and maintain his own storage rooms, including protection and security. Each structure this Contractor maintains must contain an appropriate number of automatic fire extinguishers as manufactured by AD-X CORP., PEMALL or BUCKEYE FIRE EQUIPMENT CO. The use of shanties and/or office may not be possible for this Project and will only be allowed upon approval of Construction Manager.

         7. Cost of Master Mechanic, if required, will be prorated between all contractors on the job at the time who require or contribute to the requirement of the service of such Master Mechanic. The Master Mechanic will be employed by the contractor having the most Operating Engineers on the job or, if an equal number of engineers are employed by more than one (1) contractor, by the last contractor on the job whose operations require such an employee. 100% of overtime cost for the master mechanic will be charged to Contractor causing such cost to be incurred. Cost of the teamster foreman during regular working hours will be by Owner. Overtime costs caused by this Contractors deliveries, unloading, operations etc., will be charged to this Contractor.

         8. Temporary light, power and water will be provided during normal working hours at no cost to the Contractor. Should the Contractor work prior to or later than normal working hours or on Saturdays, Sundays, or Holidays, he shall pay all costs including the cost of standby trades, provided such overtime is required due to the Contractor's failure to maintain schedule.

         9. The Contractor has examined the site and the Contract Documents and reviewed with the Construction Manager the designated areas of access, delivery, and storage for the Contractor's use. He agrees that such areas are satisfactory and sufficient for his needs in the prosecution of his work In conformance with the terms of this Contract. Any changes in such areas shall not be permitted without the approval of the Construction Manager, which if approved, shall be at no additional cost to the Owner.

         10. The Contractor shall at his own expense collect and dispose of his debris in a trash container located at grade level In a location designated by the Construction Manager. Trash container will be furnished and unloaded by others. Hoist costs will not be charged for debris removal.

          RIDER "A"
          GENERAL ADDENDUM
          LOUIS VUITTON NA. OFFICE TOWER
          EAST 57TH STREET
          NEW YORK. NEW YORK

         TRADE:   STRUCTURAL STEEL/METAL DECK

        A.        GENERAL CONDITIONS - continued

        11. The Contractor is aware that unless Included as part of the Scope of this Contract, perimeter and/or Interior protection will be In place by others, Including netting toeguards and cables or railings. The Contractor shall remove same If required for Installation of his work and shall replace such protection or provide a suitable substitute In accordance with OSHA or other jurisdictional requirements, when he is not working in the area.

       12. All hoisting and hoisting requirements are the Contractor's responsibility. Should the Contractor use the Construction Manager's material hoist, he will be charged a rental of $300.00/hour straight or overtime. Use of hoist shall be scheduled by the Construction Manager.

       13. Any temporary openings required for subsequent installation of Contractor's work must be brought to the attention of the Construction Manager prior to completion of the pertinent work in the area of the opening needed. Failure to request access will result in the Contractor assuming all costs involved in providing, rebuilding and refinishing the required access.

       14. The Contractor must take special care in stocking his material on floors to allow other trades free access to their work and not to overload the slabs.

       15. The Contractor shall comply with all federal and local laws regarding noise control. Mufflers, whisperized compressors, and other noise abatement and protection devices shall be used throughout the Contractor's work.

     16. The Contractor will provide protection necessary to safeguard his own work, as well as the work of other trades, from damage by his own operations.

      17. The Contractor will visit and carefully examine the premises upon which the building is being erected and familiarize himself with the existing conditions and difficulties that may affect the execution of his work. The Contractor is aware that his work is being performed adjacent to existing buildings that are in service. The Contractor agrees that he will take all necessary steps to avoid damages to the existing construction. Any damages caused by this Contractor will be repaired by the Contractor at no additional cost to the Owner. The Contractor is cautioned that due to the location of this Job he may encounter certain areas of special coordination involving traffic congestion, building access, material delivery, etc. It is understood that the Contractor is aware of these conditions and the Contractor will not attempt to seek additional monies for hardships that may arise due to his having to take special measures and precautions regarding same.

      18. It may be necessary for this Contractor to leave openings in his work or omit portions of work temporarily in order that other trades can perform their work. It is understood that the work of filling in openings or completing such undone portions of the work may be required to be performed at different times and intervals including those alter the Contractor has completed his primary work. All of the foregoing shall be done within the Contract Price.

      19. Should any questions of union jurisdiction arise, the Contractor shall immediately take steps to settle such disputes and will use such labor as may be determined to have jurisdiction, at no additional cost to the Owner. Should he fail to take expeditious action, he will be responsible for any time lost because of delays arising from such a dispute.

      20. All permits except the actual building permit required for any part of the Contractor's work shall be procured and paid for by the Contractor. This shall also apply to those permits required to be obtained in the name of the Owner.

      21. The Contractor shall note that Insurance requirements are stated in the Insurance Rider attached hereto and made part of this contract.

      22. The Contractor shall direct his field foreman to submit complete Daily Reports covering his work on a daily basis. These reports shall include the names of Contractor's personnel on the jobsite, description of work engaged In, major equipment deliveries, accidents, visitors to the site, subcontractor manpower information, overtime, and any other information requested by the Construction Manager.

      23. The Owner reserves the right to prohibit Contractor his Subcontractor, suppliers, etc. from using the Site, the Project name or their affiliation with Owner, for publicity or advertisement of any kind whatsoever.

      24.There shall be no extensions of time permitted or extras or costs in any manner paid by the Owner or Construction Manager for walk-up time that may be incurred as a result of lilt or vertical transportation breakdown. The Contractor and its employees must continue to work and walk to the place of the work,

         RIDER "A"
         GENERAL ADDENDUM
         LOUIS VUITTON NA OFFICE TOWER
         EAST 57TH STREET
         NEW YORK. NEW YORK

         TRADE:   STRUCTURAL STEEL/METAL DECK

         A. GENERAL CONDITIONS - continued

        if  necessary,   during  any  lift  or  vertical   breakdown1  it  being
acknowledged that such breakdowns occur from time to time on all construction sites.

        25. A Certificate of Capital Improvement has been issued for this project. Contractor hereby acknowledges that the Contract amount stated herein, has been based on the appropriate rules and regulations as it pertains to Sales Tax requirements.

        28. Manufacturers, suppliers, vendors, Contractors, or subcontractors are required to comply with the OSHA Hazard Communication Standard 29 CFR 1910.1200 and 29 CFR 1926.59 and supply TISHMAN with the appropriate Material Safety Data Sheet, including updates, at the time of Initial shipment of the hazardous material to the project.

        27. The Contractor is aware of Site Safety Plan required by the Building Department, and of the requirements of said Plan and shall comply fully with said Plan and cooperate with Site Safety Manager. He shall include all costs associated with Site Safety Program by supplying all necessary protection, flagman, etc.

        B.        SPECIAL CONDITIONS

        1. Contractor understands that this Contract will be subject to the requirements of Executive Order No.50 (April 25,1980) as amended by Executive Orders 94 (June 20,1986) and 108 (December 29,1986) and the Industrial and Commercial Incentive Program (I.C.I.P.), and that he must comply with all of the rules and regulations of said Executive Orders and the I.C.I.P. as described in the documents to be attached to and made part of the contract documents.

        This Contract is dependent upon Contractor being approved by the Division of Labor Services (DLS) in accordance with the I.C.I.P. and Executive Order No.50 and Executive Orders No.94 and No.108.

        Contractor is to submit all paperwork as required by I.C.I.P. and the Executive Orders No.50, No.94 and No.108 on a weekly basis. Payment will not be made until all paperwork is submitted correctly.

        2. The Contractor is aware of the requirements of the Department of Transportation Bureau of Traffic regulations regarding restricted vehicle lengths and times of operation in the geographical area in which the project Is situated. The Contractor agrees that there shall be no additional costs to the Owner as a result of these restrictions.

        3. For purposes of complying with the requirements of the Building Code of the City of New York, which calls for a Certificate of On-Site Inspection, the Contractor shall furnish to the Construction Manager information on the position of cranes, derricks, guy lines, etc., along with pertinent loads from the operation of such equipment certified as to accuracy and location by a Professional Engineer licensed to practice in the State of New York. engaged by the Contractor. The Contractor is aware of the structural capacities of areas to be used for its' equipment and material storage and shall not exceed rated capacities without taking appropriate steps to compensate for the imposition of any construction loads which may exceed the design criteria of the new and existing structure or the capacity of the existing roadways, sidewalks and curbs. Any modification, temporary or permanent, to the building structure required to support the Contractor's equipment including foundations for tower cranes shall be made by the Contractor and reviewed by the Engineer of Record. The Contractor shall furnish, place and remove any temporary bracing required to stabilize the existing and new structure due solely to his work. All costs associated with the above requirements are included in the Contract Price.

         4. All of the Contractor's work, both shop and field, shall be tested and inspected by a testing agency in accordance with the
         Specifications. Such testing agency shall be selected by the Construction Manager and all compensation for the testing agency shall be borne by the Construction Manager. The Contractor shall cooperate fully with the personnel of such testing agency and the Contractor shall provide at no additional cost to the Construction Manager, manpower, drawings, facilities, scaffolds, properly calibrated torque wrenches, etc., to reasonably assist the testing agency personnel in their execution of their testing and inspection of welding, high strength bolts, etc., in shop or on site. It shall be the responsibility of this Contractor to notify the Construction Manager prior to commencement of the Contractor's work. The Contractor shall not perform any work unless such testing agency personnel are present, and said testing agency personnel shall not impede this Contractor's work.

         5. The Contractor agrees that at the conclusion of his operations at the project site, he will remove his hoisting equipment by lowering such equipment down the side of the building, including hoist engines. The Construction Manager will not allow openings to remain in the upper floors to permit lowering of such equipment within the confines of the building.

          RIDER "A"
          GENERAL ADDENDUM
          LOUIS VUITTON NA. OFFICE TOWER
          EAST 57TH STREET
          NEW YORK. NEW YORK

         TRADE:   STRUCTURAL STEEL/METAL DECK

       B.SPECIAL CONDITIONS - continued

       6.The Contractor shall place his hoisting equipment in locations approved by Construction Manager. Any separate hoist engines shall be relocated not more than once as the project progresses if required by the Construction Manager so as to avoid Interference with work of other Contractors.

       7.Contractor Is aware that his work is being performed adjacent to existing buildings and shall take all necessary steps to avoid damage to the existing construction and surrounding buildings and streets. Any damage caused by Contractor is to be repaired by Contractor at no additional cost to Owner.

       8.This  Contractor  shall  cooperate,  as  directed  by the  Construction
        Manager1 with other Contractors that shall be commencing operations on the site prior to this Contractor's completion and demobilization. These other Contractor's Include, but are not limited to concrete, curtain wall, utilities, foundation and elevator.

       9.No material shall be stored outside of the construction fence without Construction Manager's approval. Special precautions shall be taken to provide adequate housekeeping of site Including but not limited to sweeping of sidewalks and removal of debris, caused by contractors work, from the adjoining streets daily, or more often if needed.

       10. Should the Contractor propose any design changes that might save in fabrication or erection time or costs, he shall submit his proposal, drawings, calculations, etc., for approval by the Construction Manager and Engineer of Record. This Contractor will assume all costs for reimbursing the Engineer of Record. This Contractor will assume all costs for reimbursing the engineer of Record for all fees incurred as a result of said changes.

       11. The Contractor will relocate power generations equipment as directed by the Construction Manager to Insure orderly progress of the following trades.

       12. The Contractor is aware of the attached Contract Form. Proposed revisions to this Form will not be entertained without submission of a written request with the Contractor's Bid Proposal.

       13. Contractors logistics and delivery plans must be in conformance with the Construction Manager's requirements as approved by their Mayor's Traffic and Construction Coordination Council.

C.        SCOPE OF WORK

Without restricting the generality of work which shall be performed within the Contract Price, it is clearly understood and agreed that the Contractor shall provide all material, labor, trucking, hoisting, engineering, scaffolding, power hookups, protection, shop drawings, taxes, permits, layout, equipment, supervision, insurance, etc., necessary for the furnishing and installation of all specified and related work contained herein in accordance with the Contract Drawings, Specifications, Addenda and Riders, all of which become part of this Contract.

The Scope of Work shall Include, but not be limited to, all the work in the following Specification Section(s), except such work as may be specifically excluded In Paragraph "D" "WORK NOT IN CONTRACT".

                  Specification Section - 05120 - Structural Steel dated 3112196
                      - 05300 - Metal Decking dated 3112196

This Contractor shall be responsible for examining all of the Documents listed on the "List of Drawings and Specifications" and all items related to this Contractor's work, and called for In these Documents, shall be included in this Contract.

In addition to the above Specifications, this Contractor's work will include, but not be limited to the following items, clarifications and/or modifications:

   STRUCTURAL STEEL

     1. This Contractor shall furnish beam bearing plates, wall connection plates, elevator tie down beams and 3 elevator hoist beams 8WF 40 and anchor bolts, as shown in the Contract Documents, complete with setting plans and any templates required for others to install.

          RIDER "A"
          GENERAL ADDENDUM
          LOUIS VUITTON NA. OFFICE TOWER
          EAST 57TH STREET
          NEW YORK. NEW YORK

        TRADE:    STRUCTURAL STEEL/METAL DECK
        C.   SCOPE OF WORK - continued

        The Contractor understands and agrees that beam bearing plates and wall plates and anchor bolts will be required at the site prior to his beginning erection and will be set by the Foundation Contractor. This Contractor Snail survey the location of all beam bearing plates and anchor bolts sufficiently In advance of erection so that required corrective work can be accomplished by others without delaying erection. The Contractor shall also Immediately review the anchor bolt setting plan prepared by others and advise the Construction Manager of any discrepancy with the Contract Documents. These items will be shop painted as specified.

        2. The Contractor shall furnish and install all other items shown and specified Including, but not limited to:

          a.  All shear stud connectors.
          b. All steel members, connection material and reinforcement material connected to steel. c. All deck supporting angles as shown and required to support the deck around structural members.
          d. Plate material for attachment of rebar to steel members. This Contractor shall furnish and install female threaded rebar couplers at all locations where rebar is shown welded to steel.

       3.Contract  includes the furnishing and  Installation of perimeter safety cable with turnbuckles as required in accordance with OSHA requirements and per requirements of all other governmental agencies having jurisdiction. Perimeter cables around each floor shall be broken up Into segments as directed by the Construction Manager. Where no columns exist such as at the roof, and Interior shafts, this Contractor will provide supports for the cables. The maintenance of same is Included on working floors only. Others will maintain after this Contractor has completed his work on each floor. Removal of cables shall be by others. Alter removal of cables, they shall become the properly of the Contractor if he removes them from the project site when directed by the Construction Manager.

        4. The Contractor shall, as directed by the Construction Manager, omit the erection of designated members and/or metal deck as necessary for temporary holes, shafts, hoists, etc., for operations of other Contractors. The members are to be stored In approved off-site locations until the Construction Manager requires their installation. There shall be no claims for additional costs for the installation of these omitted members, if such installation takes place while the Contractor's main equipment and manpower is still on the job site.

        5. The Construction Manager shall furnish at no cost to the Contractor facilities for hoisting of the Contractor's personnel to a level of not more than ten (10) floors below the working level. The Construction Manager accepts no responsibility for any costs the Contractor incurs due to breakdowns of the personnel hoisting facilities.

       6. Hoisting of stairs, elevator machinery and mechanical equipment, is included as an allowance Contract Price and Schedule in accordance with the following:

           a.     34 for MEP of which 8-10 will be at roof level.
           b.     6 for Elevator Contractor, plus elevator rail supports.
           c.     All metal stairs.

         Allowance for this work is $70.000 unused portion will be credited back to Owner.

      7. This Contract Includes the furnishing of holes of a diameter not to exceed the diameter of the holes for the Contractor's structural bolts, for other trades, provided that Information for Location and quantity of such holes is furnished to the Contractor prior to final approval of the Contractor's shop drawings.

    8.   Included  in  Contract  Price  as  an  allowance,   are  the  following
         additional openings not currently required by the contract drawings and specifications; unused portion will be credited back to Owner.

         a.       50 penetrations up to 6"
         b.     50 - 8" x 24" penetrations - reinforced.

         Allowance for this work is $5,000.00 and $25,000.00 respectively.

    9. Contractor will provide as part of the Contract Price both reinforced and non-reinforced holes in the structural steel as shown in the Contract Drawings and as itemized in C.8 above.

    10. Steel erection will be performed by a mutually agreed upon steel erector.

   RIDER "A"
   GENERAL ADDENDUM
   LOUIS VUITTON NA OFFICE TOWER
   EAST 57TH STREET
   NEW YORK. NEW YORK

   TRADE: STRUCTURAL STEEL/METAL DECK

    C.   SCOPE OF WORK - continued

   11. This Contractor shall design, submit drawings for, furnish and install any temporary connections, shoring and/or bracing, as required, to accommodate any erection stresses or loads and/or provide lateral bracing as necessary to resist displacements, during the erection process.

         12. This Contractor shall furnish and Install the following elevator steel connecting to steel, In addition to elevator items noted elsewhere:

                a.       Elevator hoist beams, elevator separator beams.
                b. Elevator rail support steel as required between floor levels at all extra height floors, for all elevator rails.

        13. The Structural Steel frame shall be erected true and plumb and within the tolerances called for In the AISC Code of Standard Practice. The Contractor will install all necessary guy wires and/or bracing for plumbing the structural steel frame, maintaining such plumbness and stabilizing the structural steel frame due to loads Imposed by the Contractor's equipment. This Contractor shall position sleeves in the work of the Metal Deck to protect said temporary guy wires and/or bracing and permit their subsequent removal, after placing concrete. It is agreed that such sleeves shall be of sufficient size for guy wires and/or bracing only and shall not provide for accessories and connections.

     14. It is agreed by this Contractor that he will commence his work at the jobsite prior to the full completion of the work of the Foundation Contractor and will cooperate with the Construction Manager In every way, In order that the work of the Foundation Contractor and all other Contractors may be prosecuted efficiently in every way.

     15. Shop painting of steel shall be as specified. All exposed steel shall be galvanized as specified.

     16. All dunnage steel and steel required for the support of water tanks, cooling towers, window washer tracks and pedestals, etc., as Indicated.

     17. There will be no ramp into the cellar and the perimeter foundation walls will not be backfilled. This Contractor understands and agrees that all erection out of the cellar will be accomplished by utilizing a mutually agreed upon method with the Construction Manager, and can not be done from the street. Should it be determined that the Contractor will place a crane along the sidewalk and/or above the foundation walls he shall provide all vault and/or foundation wall bracing, piers, piles, footings, bridging, etc., to accommodate any platforms, crane loads, timber mats, etc., used for his work with the costs for same included in the Contract Price.

     This Contract includes the temporary shoring of all existing and new concrete foundation walls if required for this Contractor's work.

     18. Connections: The Contractor shall accept full responsibility for the design of all connections as required to resist the loads and reactions shown on the contract drawings and as specified, except for those completely designed and detailed on the Contract Documents. The Contractor shall certify that the detailing of all connections has been done under the supervision of a Registered Professional Engineer whose name and registration shall appear in the affidavit. Signed and sealed calculations must be submitted to the Engineer of Record for review. Shop connections not indicated on the Structural Drawings shall be prepared by fabricator and submitted to the Engineer of Record for review. Where connections are Indicated In the Structural Drawings, no deviation from the approved type and method thereof shall be made without the approval of the Engineer.

     19. Contractor to survey structure as erection is proceeding and submit same to Construction Manager for each tier.

     20. Also included In Contract price are the following:

     a. 18 weeks of a master mechanic (50% of the time). ($30,000.00 Allowance)

     b. Cost of a master mechanic, full time, during the climbing of derrick and/or crane.

     c. 15 tons of structural steel in addition to that shown on Contract Drawings. Tonnage consists of approximately ten (10) added pieces including all connections and added weight to structural members now shown on Contract Drawings.

     d. 100% Performance and Payment Bonds from a Surety listed In the current federal register.

     e. At "Magic Room", four (4) corner posts 20 feet high i plus four (4) ten foot horizontal beams, not currently shown on Contract Drawings.

     Unused portion of allowances will be credited back to Owner.

RIDER "A"
GENERAL ADDENDUM
LOUIS VUITTON NA. OFFICE TOWER
EAST 57TH STREET
NEW YORK. NEW YORK

TRADE: STRUCTURAL STEEL/METAL DECK

   C.    SCOPE OF WORK - continued

METALDECK

        1. It is agreed that this Contractor will schedule metal deck erection In a manner that eliminates the use of wood safety planking. However. this Contractor will Install planking over permanent shaft openings such as elevators1 stairs, etc., until such time as cable protection can be Installed by this Contractor. Should the nature of this project dictate any other safety measures1 as required by any governmental agency having jurisdiction or standard union requirements for this Contractor1s work only, this Contractor will provide such safety measures without any claims for additional cost.

        2. This Contractor shall hoist, supply and erect the metal deck and perform all other work required for a complete metal deck installation ready for concrete. Layout for openings, closures, stops, etc., shall be from axis lines provided by this Contractor at each floor. It Is understood that all metal deck shall be COMPOSITE NON-CELLULAR metal deck. Deck system shall be in accordance with New York City BSA Requirements, supplied without hangar tabs, as specified. This shall include but not be limited to the following:

     a. Furnish. install and weld all metal deck in accordance with the Contract Documents. Deck shall be field cut, as required.

     b. Temporarily secure all material when placed and/or stored on all floors.

     c. Omit areas required for temporary construction openings or access and cover over such areas when directed, at no additional cost to the Construction Manager.

     d. Furnish and install all closures and stops, including toe guards and reinforcing material for openings in metal deck. Such items will be properly secured and correctly located so as not to Interfere 'with the work of other trades. Coping of such items around inserts, anchors, columns, at skewed beams and girders, etc., as required for this Contractor's installation is included in the Contract Price.

        3.  Furnish  and  install   reinforcing   material  and  accessories  to
accommodate all unframed Metal Deck openings shown in the Structural Drawings.

            Reinforcement for additional openings shall be provided according t the Unit Price in Rider "C".

        4. Contract includes the delivery of the metal deck and accessories to the jobsite, properly packed, for this Contractor's Installation. Contractor shall closely coordinate packaging and delivery of deck with steel erection, to achieve completely installed and welded decks (ready for concrete) immediately following the installation of Structural Steel Members.

        5. Contractor guarantees that all deck furnished under this Contract shall not be altered in any way that would affect the fire rating provided by the type and thickness of spray fireproofing and reinforced concrete indicated. Should the deck deviate from the Contract Requirements and the combination of deck, concrete and spray fireproofing no longer complies with the New York City Building Code, this Contractor shall pay all costs involved in affecting remedial measures. Contractor shall furnish metal deck which will not have any deleterious matter, such as excessive oil, dust, etc., that will adversely affect the adhesion of the spray on fireproofing or the concrete to be placed on the deck.

        6. The Contractor shall furnish, and install closure strips at all locations requiring such closures to allow the complete 'installation of deck ready for concrete. The Contractor shall furnish, deliver and Install closure angles at the perimeter of the building, and at all interior openings as required. Such closures strips and closure angles shall function as concrete forms and be sufficiently rigid to adequately support men, material and equipment prior to and during the placing of concrete without additional reinforcement. Such closure strips and closure angles shall not deform during placing of concrete and shall also be sufficiently tight to prevent leakage of concrete. Edge stops at the perimeter shall be made high enough to provide a toe guard after concrete has been poured in accordance with the requirements of OSHA or other governmental agencies having jurisdiction. On floors where additional thickness of concrete is required as shown on Contract Drawings such closure angles shall be supplied to suit additional thickness and provide for toe guard above the concrete at exterior perimeter where required, only. Erection of these items shall be coordinated so as to ensure said requirements.

         7. This Contractor shall engineer all decking in a manner which minimizes the need for field cutting of the deck. The metal deck shall be fabricated so that longitudinal cutting, and cutting at butt joints, will not he required to achieve installation. In areas requiring the deck to be skew cut, the Contractor will provide the deck in varying lengths to minimize field cutting and handling of deck.

RIDER "A"
GENERAL ADDENDUM
LOUIS VUITTON NA OFFICE TOWER
EAST 57TH STREET
NEW YORK, NEW YORK

                      TRADE:        STRUCTURAL STEEL/METAL DECK

      C. SCOPE OF WORK - continued

        8. This Contractor shell provide layout drawings for the Installation of the metal deck, shear studs and accessories.

        9. The Contractor shall submit calculations demonstrating the ability of the metal deck to carry the design loads within the stress, deflection and span limitations specified. Shoring of deck will not he permitted unless specifically noted in the Structural Drawings.

        10. The Contractor agrees that the deck can function as planking for other trades. It is understood, however, that any material storage end buggy traffic will be on runs furnished by others end supported over structural members.

        11. Closure plates end cell closures included throughout building at all areas as shown and detailed except at Sections 1 end 2 of Drawing 5601 which will have supports furnished by Others however, cell closures shall be furnished at Sections 1 & 2 of S~01'.


      D. WORK NOT IN CONTRACT

       1.Touch-up and field paint

       2. Miscellaneous iron.

       3.Anchors, sleeves, bolts and inserts for other trades.

       4.Mullions and supports at "Magic Room".

       5.Rebar couplers.

       6. Welding of reinforcing steel to structural members.

       7.Sheave beams.

       8. Setting and grouting of beams bearing plates and setting of anchors bolts and wall connection plates.

       9. Grouting of column base plates.

       10. Filling of beam pockets with masonry or grout.

       11. Protection of roofs of adjacent buildings.


E. TIME OF PERFORMANCE

This Contractor shall immediately expedite the submission of shop drawings and ordering of materials and equipment so that work of this Contract shall be Installed in sufficient time to comply with the Project Construction Schedule. This Contractor agrees that the following specific scheduling intervals shall be maintained by him and coordinated 'with other trades provided that the work of others has advanced sufficiently to permit the sequencing as called for:

        1. Work under this Contract shall commence Immediately upon receipt of instructions from the Construction Manager and shall proceed when and where directed, with sufficient labor and material, to allow the entire Project to be completed in accordance with the Project Construction Schedule. The work under this Contract shall be coordinated with the work of other trades in order not to delay the progress of the job. The Contractor shall follow all interim schedules that may be issued by the Construction Manager as the job conditions require.

        2.  A  schedule  for  all  drawings,  schedules,   literature,  samples,
        certifications, etc., as required by the Specifications shall be completed and submitted for approval within two (2) weeks of Contract award.

         3. All sample submissions required by the Specifications shall he submitted at the same time as submission of the schedule and literature indicating such material.

         4. Shop drawings shall be submitted in a uniform flow as drawings for each area of the building are completed, and not accumulated for a single submission.

RIDER "A"
GENERAL ADDENDUM
LOUIS VUITTON N.A. OFFICE TOWER
EAST 57TH STREET
NEW YORK, NEW YORK

 TRADE:         STRUCTURAL STEELIMETAL DECK

 E.      TIME OF PERFORMANCE - continued

        5. The Contractor understands that work of this trade may not be continuous and that he may be required to work out of sequence at the direction of the Construction Manager. There shall be no charges for "comeback time" or out of sequence work.

        6. The Contractor shall be prepared to commence his work during the 3rd quarter of 1996 or as directed by Construction Manager provided that the work of others has advanced sufficiently to permit such a start and shall be capable of completing his work by February 28, 1997, including removal of all hoisting equipment and cleanup.

        7. The following milestones shall apply to the performance of this Contractor's work:

     a. Start of steel erection in field August 16. 1996.

     b. Substantial completion of field work by February 14. 1997.

                                    RIDER "B"
                       UST OF DRAWINGS AND SPECIFICATIONS
                         LOUIS VUITTON NA. OFFICE TOWER
                                EAST 57TH STREET
                               NEW YORK. NEW YORK
                                   May 9,1996


Drawing No.                Description                                                           Date
ARCHITECTURAL DRAWINGS
                       Cover Sheet                                                                4/26/96
A0.01                  Drawing List                                                               4/26/96
A0.02                  General Notes                                                              4/26/96
A0.03                  Information Sheet                                                          4/26/96
A2.01                  Floor Plans - Sub-cellar and Cellar Plan (Levels 0-00)                     4/26/96
A2.02                  Floor Plans - Level 1-2                                                    4/26/96
A2.03                  Floor Plans - Level 3-4                                                    4/26/96
A2.04                  Floor Plans - Level 5-6                                                    4/26/96
A2.05                  Floor Plans - Level 7-8                                                    4/26/96
A2.06                  Floor Plans - Level 9-10                                                   4/26/96
A2.07                  Floor Plans - Level 11-12                                                  4/26/96
A2.08                  Floor Plans - Level 13-14                                                  4/26/96
A2.09                  Floor Plans - Level 15-16                                                  4/26/96
A2.10                  Floor Plans - Level 17-18                                                  4/26/96
A2.11                  Floor Plans - Level 19-20                                                  4/26/96
A2.12                  Floor Plans - Level 21-22                                                  4/26/96
A2.13                  Floor Plans - Level 23-23A                                                 4/26/96
A2.14                  Floor Plans - Roof & Geometric Layout                                      4/26/96

A3.01                  Building Elevation - South & West                                          4/26/96
A3.02                  Building Elevation - North & East                                          4/26/96
A3.03                  Void
A3.04                  Building Section                                                           4/26/96
A3.05                  Building Sections                                                          4/26/96
A3.06                  Building Section                                                           4/26/96
A3.21                  Wall Sections                                                              4/26/96
A3.22                  Wall Sections                                                              4/26/96
A3.23                  Wall Sections                                                              4/26/96
A3.24                  Wall Sections                                                              4/26/96
A3.25                  Wall Sections                                                              4/26/96
A3.26                  Wall Sections                                                              4/26/96

A4.01                  Enlarged Stair Plans                                                       4/26/96
A4.02                  Enlarged Stair Plans                                                       4/26/96
A4.03                  Enlarged Stair Plans                                                       4/26/96
A4.04                  Enlarged Stair Plans                                                       4/26/96
A4.05                  Enlarged Stair Plans                                                       4/26/96
A4.06                  Enlarged Stair Plans                                                       4/26/96
A4.07                  Enlarged Stair Plans                                                       4/26/96
A4.08                  Enlarged Stair Plans                                                       4/26/96
A4.21                  Enlarged Stair Sections                                                    4/26/96
A4.22                  Enlarged Stair Sections                                                    4/26/96
A4.23                  Enlarged Stair Sections                                                    4/26/96
A4.31                  Stair Details                                                              4/26/96
A4.32                  Stair Details                                                              4/26/96
A4.33                  Stair Details                                                              4/26/96

A5.01                  Interior Elevations                                                        4/26/96
A5.02                  Interior Elevations                                                        4/26/96
A5.03                  Interior Elevations                                                        4/26/96

A6.02                  Reflected Ceiling Plans Level 1                                            4/26/96
A6.12                  Reflected Ceiling Plans Level 22                                           4/26/96
A6.13                  Reflected Ceiling Plans Level 23A                                          4/26/96

A7.01                  South Elevation/Glass Types/Ceramic Frit Pattern Types                     4/26/96
A7.02                  East Elevation/Glass Types/Ceramic Frit Pattern Types                      4/26/96
A7.03                  North Elevation/Glass Types/Ceramic Frit Pattern Types                     4/26/96
A7.04                  West Elevation/Glass Types/Ceramic Frit Pattern Types                      4/26/96
A7.04A                 Partial Elevation Ceramic Frit Pattern "A"                                 4/26/96
A7.05                  Plan/Section/Elevation @ Southwest Corner Floors 3-9                       4/26/96
A7.06                  Plan/Section/Elevation @ South Facade                                      4/26/96
A7.07                  Plan/Section/Elevation @ Southeast Corner Floor 4                          4/26/96

                                      2 of6
RIDER "B"
LIST OF DRAWINGS AND SPECIFICATIONS
LOUIS VUITTON N.A. OFFICE TOWER
EAST 57TH STREET
NEW YORK,  NEW YORK

Drawing No.             Description                                                           Date

ARCHITECTURAL DRAWINGS - continued

A7.08                  Plan/Section/Elevation @ Southwest Comer Floors 11-22                  4/26/96
A7.09                  Plan/Section/Elevation @ Southeast Corner Floors 11-22                 4/26/96
A7.10                  Plan/Section/Elevation @ East Facade Floors 17-22                      4/26/96
A7.11                  Plan/Section/Elevation @ West Facade Floors 19-22                      4/26/96
A7.11A                 Plan/Section/Elevation @ West Facade Floors 1~23                       4/26/96
A7.12                  Plan/Section/Elevation @ Southeast Corner Floor 4                      4/26/96
A7.13                  Plan/Section/Elevation @ South Facade Floor 23                         4/26/96
A7.14                  Plan @ Feature Element - Floor 10                                      4/26/96
A7.15                  Section/Elevation @ Feature Element - Floor 10                         4/26/96
A7.16                  Plan/Section/Elevation @ West Facade - Floor 11                        4/26/96
A7.17                  Plan @ Southwest Corner Floor 23                                       4/26/96
A7.19                  Typical Details                                                        4/26/96
A7.19A                 Typical Details - Alternate                                            4/26/96
A7.20                  Plan Details                                                           4/26/96

A8.01                   Roof Details                                                          4/26/96
A8.02                   Roof Details                                                          4/26/96
AB.03                   Roof Details                                                          4/26/96
A8.04                   Roof Details                                                          4/26/96
A8.05                   Roof Details                                                          4/26/96
A8.11                   Masonry Details                                                       4/26/96
A8.12                   Exterior Wall Plan Details                                            4/26/96
A8.13                   Exterior Wall Plan Details                                            4/26/96
A8.31                   Wall Section Details                                                  4/26/96
A6.51                   Louver/Window Details                                                 4/26/96

A9.01                   Interior Partition Types                                              4/26/96
A9.11                   Interior Plan Details                                                 4/26/96

STRUCTURAL DRAWINGS

S-001                   General Notes 1                                                       4/26/96
S-002                   General Notes 2                                                       4/26/96





S-101                   Foundation Plan (Sub Cellar) & Cellar Floor Framing Plan              4/26/96
S-102                   Level 1 & 2 Floor Framing Plans                                       4/26/96
S-103                   Level 3 & 4 Floor Framing Plans                                       4/26/96
S-104                   Level 5 & 6 Floor Framing Plans                                       4/26/96
S-105                   Level 7 thru 9 & Level 10 Framing Plans                               4/26/96
S-106                   Level 11 & 12 Floor Framing Plans                                     4/26/96
S-107                   Level 13 & 14 Floor Framing Plans                                     4/26/96
S-108                   Level 15 & 16 Floor Framing plans                                     4/26/96
S-109                   Level 17 & 18 Floor Framing Plans                                     4/26/96
S-110                   Level 19 & 20 Floor Framing plans                                     4/26/96
S-111                   Level 21 & 22 Floor Framing Plans                                     4/26/96
S-112                   Level 23 & 23A Mezzanine Floor Framing Plans                          4/26/96
S-113                   Roof Framing Plan                                                     4/26/96

S-201                   Column Schedule                                                       4/26/96
S-202                   Column Details 1                                                      4/26/96
S-203                   Column Details 2                                                      4/26/96





S-301                   N-S Wind Frame Elevations & Schedules                                 3/12/96
S-302                   E-W Wind Frame Elevations                                             4/26/96
S-303                   E-W Wind Frame Schedules                                              3/15/96
S-304                   Wind Frame Details 1                                                  3/15/96

S-401                   Typical Foundation Section & Details 1                                3/12/96
S-402                   Typical Foundation Section & Details 2                                4/26/96
S-403                   Foundation Sections & Details 3                                       4/26/96
S-404                   Foundation Sections & Details 4                                       3/15/96
S-405                   Foundation Sections & Details 5                                       3/15/96
S-406                   Foundation Sections & Details 6                                       3/15/96

S-501                   Typical Sections & Details 1                                          3/12/96


                              RIDER "B" May 9,1996

LIST OF DRAWINGS AND SPECIFICATIONS
LOUIS VUITTON NA OFFICE TOWER
EAST 57TH STREET
NEW YORK, NEW YORK



Drawing No.             Description                                                            Date

STRUCTURAL DRAWINGS - continued

S-502                 Typical Sections & Details 2                                             4/26/96
S-503                 Typical Sections & Details 3                                             4/26/96

S-601                Superstructure Sections & Details 1                                      4/26/96
S-602                Superstructure Sections & Details 2                                      4/26/96
S-603                Superstructure Sections & Details 3                                      4/26/96
S-604                Superstructure Sections & Details 4                                      4/26/96
S-605                Superstructure Sections & Details 5                                      4/26/96
S-606                Superstructure Sections & Details 6                                      4/26/96

S-103A               Level 3 & 4 Floor Framing Plans - Alternate No.1                         3/12/96
S-104A               Level 5 & 6 Floor Framing Plans - Alternate No.1                         3/12/96
S-105A               Level 7 thru 9 & 10 Floor Framing Plans - Alternate No.1                 3/12/96
S-106A               Level ii & 12 Floor Framing Plans - Alternate No.1                       3/12/96
S-107A               Level 13 & 14 Floor Framing Plans - Alternate No.1                       3/12/96
S-108A               Level 15 & 16 Floor Framing Plans - Alternate No.1                       3/12/96

MECHANICAL DRAWINGS

M-1.01                Symbols List and Notes                                                   3/12/96
M-1.02                General Notes                                                            4/26/96
M-2.01                Sub-Cellar and Cellar HVAC Floor Plans                                   4/26/96
M-2.02                HVAC Floor Plans Level 1-2                                               4/26/96
M-2.03                HVAC Floor Plans Level 34                                                4/26/96
M-2.04                HVAC Floor Plans Level 56                                                4/26/96
M-2.05                HVAC Floor Plans Level 7-8                                               4/26/96
M-2.06                HVAC Floor Plans Level 9-10                                              4/26/96
M-2.07                HVAC Floor Plans Level 11-12                                             4/26/96
M-2.08                HVAC Floor Plans Level 13-14                                             4/26/96
M-2.09                HVAC Floor Plans Level 15-16                                             4/26/96
M-2.10                HVAC Floor Plans Level 17-18                                             4/26/96
M-2.11                HVAC Floor Plans Level 19-20                                             4/26/96
M-2.12                HVAC Floor Plans Level 21-22                                             4/26/96
M-2.13                HVAC Floor Plans Level 2~23A                                             4/26/96
M-2.14                Roof Level                                                               4/26/96

M-3.01                Typical Floor Core Plan & Section                                        4/26/96
M-3.02                3rd Floor MER Part Plan                                                  4/26/96
M-3.03                Level 22 Sections                                                        4/26/96
M-3.04                Cellar Part Plan                                                         4/26/96
M-3.05                HVAC Level 2 MER Part Plan                                               4/26/96

M-4.01                Hot Water Riser Diagram                                                  4/26/96
M-4.02                Condenser Water and Fuel Riser Diagrams                                  4/26/96
M-4.03                Air Riser Diagrams                                                       4/26/96
M-4.04                Steam Service layout Detail                                              4/26/96


M-5.01                HVAC Equipment Schedules Sheet #1                                        4/26/96
M-5.02                HVAC Equipment Schedules Sheet #2                                        4/26/96
M-5.03                HVAC Equipment Schedules Sheet #3                                        4/26/96
M-5.04                HVAC Equipment Schedules Sheet #4                                        4/26/96

M-6.01                HVAC Details Sheet #1                                                    3/13/96
M-6.02                HVAC Details Sheet #2                                                    3/13/96
M-6.03                HVAC Details Sheet #3                                                    3/13/96
M-6.04                HVAC Details Sheet #4                                                    3/13/96
M-6.05                HVAC Details Sheet #5                                                    3/13/96
M-6.06                HVAC Details Sheet #6                                                    3/13/96
M-6.07                HVAC Details Sheet #7                                                    3/13/96
M-6.08                HVAC Details Sheet #8                                                    4/26/96



                              RIDER "B"    May 9,1996
LIST OF DRAWINGS AND SPECIFICATIONS
LOUIS VUITTON NA OFFICE TOWER
EAST 57TH STREET
NEW YORK, NEW YORK

Drawing No.              Description                                                             Date
ELECTRICAL DRAWINGS
E-1.1                    Symbol List, General Notes and Schedules                                4/26/96

E-2.1                    Sub-Cellar and Cellar Floor Plans - Lighting and Power                  4/26/96
E-2.2                    Level 1 and 2 Floor Plans - Lighting and Power                          4/26/96
E-2.3                    Level 3 and 4 Floor Plans - Lighting and Power                          4/26/96
E-2.4                    Level 5 and 6 Floor Plans - Lighting and Power                          4/26/96
E-2.5                    Level 7 and 8 Floor Plans - Lighting and Power                          4/26/96
E-2.6                    Level 9 and 10 floor Plans - Lighting and Power                         4/26/96
E.2.7                    Level 11 and 12 Floor Plans - Lighting and Power                        4/26/96
E-2.8                    Level 13 and 14 Floor Plans - Lighting and Power                        4/26/96
E-2.9                    Level 15 and 16 Floor Plans - Lighting and Power                        4/26/96
E-2.1O                   Level 17 and 18 Floor Plans - Lighting and Power                        4/26/96
E-2.11                   Level 19 and 20 Floor Plans - Lighting and Power                        4/26/96
E-2.12                   Level 21 and 22 Floor Plans - Lighting and Power                        4/26/96
E-2.13                   Level 23 and 23A Floor Plans - Lighting and Power                       4/26/96
E-2.14                   Level 23 and 23A Floor Plans - Power                                    4/26/96
E-2.15                   Roof level floor Plan - Lighting and Power                              4/26/96
E-2.16                   Level 22 to Roof Stair Lighting Layout                                  4/26/96

E-3.1                    Switchboard Room Part Plan                                              4/26/96
E-3.2                    Electric Typical MER Plan                                               4/26/96

E-4.1                    Light and Power Riser Diagram                                           4/26/96
E-4.2                    Single Line Diagram                                                     4/26/96
E-4.3                    Telephone/Comm/Datam - Riser Diagram                                    3/13/96

E-5.1                    Distribution Panel Schedules                                            4/26/96
E-5.2                    Panel Schedules                                                         4/26/96
E-5.3                    Panel Schedules                                                         4/26/96
E-5.4                    Panel Schedules                                                         4/26/96

E-6.1                    Facade Lighting - South Elevation                                       4/26/96
E-6.2                    Facade Lighting Details                                                 3/13/96
E-6.3                    Facade Lighting Dimming - Single Line Diagram                           4/26/96
E-6.4                    Lobby Fixture and Control Detail                                        3/13/96

FA-1.1                   Fire Alarm Symbols List and General Notes                               4/26/96
FA-2.1                   Sub-Cellar and Cellar Fire Alarm Plans                                  3/13/96
FA-2.2                   Level I and 2 Fire Alarm Plans                                          4/26/96
FA-2.3                   Level 3 and Typical Fire Alarm Plans                                    4/26/96
FA-2.4                   Level 21 and 22 Fire Alarm Plans                                        4/26/96
FA-2.5                   Level 23 and 23A Fire Alarm Plans                                       3/13/96
FA-2.6                   Roof Level Fire Alarm Plan                                              3/13/96

FA-4.1                   Fire Alarm System Riser Diagram                                         4/26/96

PLUMBING DRAWINGS

P-1.0                    Site Plan, Symbol List and Notes                                        4/26/96



P-2.01                   Plumbing Plans Sub-Cellar and Cellar                                    5/09/96
P-2.02                   Plumbing Plans Level 1-2                                                4/26/96
P-2.03                   Plumbing Plans Level 3 & Typical Level                                  4/26/96
P-2.07                   Plumbing Plans Level 11-12                                              4/26/96
P-2.08                   Typical Plumbing Plans Level 13-20                                      4/26/96
P-2.12                   Plumbing Plans Level 21-22                                              4/26/96
P-2.13                   Plumbing Plans Level 23-23A                                             4/26/96
P-2.14                   Plumbing Plan Roof Level                                                4/26/96

P-3.01                   Plumbing Plan Level 2-20 Typical Toilet Room                            4/26/96
P-3.02                   Plumbing Part Plan Level 1 RPZ Assembly Detail                          4/26/96

P-4.01                   Sanitary and Storm Drainage Riser Diagrams                              4/26/96
P-4.02                   Fire Standpipe Riser Diagrams                                           5/09/96
P-4.03                   Water Riser Diagram                                                     5/09/96

RIDER "B" May 9,1996
LIST OF DRAWINGS AND SPECIFICATIONS
LOUIS VUITTON NA OFFICE TOWER
EAST 57TH STREET
NEW YORK, NEW YORK

Drawing No.           Description                                                                Date

 PLUMBING DRAWINGS - continued

P-6.01                 Plumbing Details                                                          3/13/96
P-6.02                 Plumbing Details                                                          3/13/96
P-6.03                 Plumbing Details                                                          4/26/96

FIRE PROTECTION DRAWINGS

SP-1.0                Symbol List & Notes                                                        3/13/96

SP-2.01               Sprinkler Plans Sub-Cellar & Cellar                                        4/26/96
SP-2.02               Sprinkler Plans Levels 1-2                                                 4/26/96
SP-2.03               Sprinkler Plans Level 3 and Typical Level 4 through Level 8                4/26/96
SP-2.06               Sprinkler Plans Levels 9-10                                                4/26/96
SP-2.07               Sprinkler Plans Levels 11-12                                               4/26/96
SP-2.08               Sprinkler Plans Levels 13-20                                               4/26/96
SP-2.12               Sprinkler Plans Levels 21-22                                               4/26/96
SP-2.13               Sprinkler Plans Levels 23-23A                                              4/26/96
SP-4.01               Sprinkler Riser Diagram                                                    5/09/96
SP-6.01               Sprinkler Details                                                          3/13/96

 SPECIFICATIONS

   01010              Summary of Work                                                            12/18/95
   01300              Submittals                                                                 12/18/95
   01600              Product Requirements                                                       12/18/95
   01700              Construction Procedures                                                    12/18/95
   02220              Excavatlon1 Filling & Grading                                              12/18/95 03300    Concrete12/18/95
   04200              Unit Masonry                                                               03/12/96 (Pg. 5 4/26/96)
   05120              Structural Steel                                                           03/12/96
   05300              Metal Deck                                                                 03/12/96
   05500              Metal Fabrication                                                          04/26/96
   05510              Metal Stairs & Railings                                                    01/24/96
   07115              Self-Adhesive Sheet Waterproofing                                          03/12/96
   07140              Metal Oxide Waterproofing                                                  03/12/96
   07160              Bituminous Dampproofing                                                    03/12/96
   07190              Vapor and Air Barriers                                                     04/26/96
   07250              Sprayed-on Fireproofing                                                    03/12/96
   07275              Firestopping                                                               03/12/96
   07411              Manufactured Metal Roof Panels                                             04/26/96
   07530              Single Ply Membrane Roofing                                                01/24/96
   07550              Protected Membrane Roofing                                                 01/24/96
   07570              Traffic Coating                                                            04/26/96
   07600              Flashing and Sheet Metal                                                   03/12/96
   07700              Roof Specialties and Accessories                                           03/12/96
   07901              Exterior Joint Sealers                                                     03/12/96
   08801              Glazing For Punched Windows                                                03/12/96
   08900              Curtain Walls                                                              04/26/96
   08923              Glazed Aluminum Punched Window System                                      04/26/96
   09820              Cementitious Coatings                                                      03/12/96
   10200              Louvers and Vents                                                          01/24/96
   11010              Exterior Maintenance System                                                01/24/96
   14200              Elevators                                                                  12/18/95
   15010              General Provisions For Plumbing & Fire Protection Work                     03/13/96
   15050              Protection Work                                                            04/26/96
   15060              Piping and Fitting Materials                                               03/13/96
   15070              Hangers. Supports, Anchors, Guides & Foundations                           03/13/96
   15080              Valves                                                                     03/13/96
   15180              Insulation                                                                 03/13/96
   15300              Fire Standpipe System                                                      04/26/96
   15310              Fire Suppression Systems                                                   03/13/96
   15440              Plumbing Fixtures                                                          04/26/96
   15453              Plumbing Pumps                                                             03/13/96
   15458              Domestic Water Heaters                                                     04/26/96


RIDER "B"
LIST OF DRAWINGS AND SPECIFICATIONS
LOUIS VUITTON NA OFFICE TOWER
EAST 57TH STREET
NEW YORK. NEW YORK


Drawing No.           Description                                                           Date
SPECIFICATIONS - continued

   15480               Domestic Water System                                                04/26/96
   15490               Soil, Waste, Vent & Storm Water Systems                              03/13/96
   15501               General Provisions                                                   03/13/96
   15510               Pipes and Pipe Fittings                                              03/13/96
   15515               Pipe Specialties                                                     04/26/96
   15520               Valves                                                               03/13/96
   15525               Steam Pressure Reducing Valve Stations                               04/26/96
   15526               Expansion and Compression Tanks                                      03/13/96
   15530               Condensate Pumps & Receiver Sets                                     03/13/96
   15540               Centrifugal Pumps                                                    03/13/96
   15547               Vibration Control                                                    04/26/96
   15549               Insulation                                                           04/26/96
   15632               Emergency Generator Support Systems                                  03/13/96
   15683               Air Cooled Rooftop Self-Contained Package Unit                       04/26/96
   15665               Vertical Water Cooled Self-Contained Package Units                   04/26/96
   15666               Horizontal Water Cooled Self-Contained Package Units                 04/26/96
   15692               Cooling Towers                                                       04/26/96
   15718               Unit Heaters                                                         03/13/96
   15754               Fans                                                                 04/26/96
   15755               Heat Exchangers                                                      03/13/96
   15760               Air Handling Units                                                   03/13/96
   15762               Acoustical Treatment                                                 04/26/96
   15790               Air Coils                                                            03/13/96
   15820               Automatic Temperature and System Control                             04/26/96
   15820A              Automatic Temperature and System Control BMS
                       (Alternate Price)                                                    04(26/96
   15830               Heating Equipment                                                    04/26/96
   15853               Electric Heating Cable                                               03/13/96
   15880               Sheet Metal Work                                                     04/26/96
   15885               Air Filters                                                          03/13/96
   15932               Grilles, Register and Diffusers                                      03/13/96
   15970               Electric Motors, Motor Controls and Wiring Diagrams                  03/13/96
   15980               Thermometers and Gauges                                              03/13/96
   15990               Testing, Adjusting and Balancing                                     03/13/96
   15995               Painting                                                             03/13/96
   15997               Water Treatment and Chemical Cleaning Systems                        04/26/96
   16010               General Provisions For Electrical Work                               03/13/96
   16110               Raceways                                                             03/13/96
   16112               Surface Raceways                                                     03/13/96
   16120               Wire and Cable                                                       03/13/96
   16130               Boxes and Fittings                                                   03/13/96
   16140               Wiring Devices                                                       03/13/96
   16160               Cabinets and Enclosures                                              03/13/96
   16195               Electrical Identification                                            03/13/96
   16420               Service Entrance                                                     03/13/96
   16425               Main Switchboard and Service Switches                                03/13/96
   16435               Grounding                                                            03/13/96
   16440               Disconnects                                                          03/13/96
   16445               Emergency Distribution Switchboard                                   03/13/96
   16465               Bus Duct                                                             03/13/96
   16470               Panelboards                                                          03/13/96
   16495               Automatic Transfer Switch                                            04/26/96
   16500               Lighting Fixtures and Lamps                                          04/26/96
   16620                Packaged Engine Generator System                                     04/26/96
   16720                Automatic Fire Detection and Alarm                                   04/26/96
   16742                Telephone                                                            03/13/96


     NOTE: The above list of documents contains all drawings and specifications for the project. These documents are available for examination at the Construction Manager's office. Contractor shall be responsible for information contained within all of these documents.

                                    RIDER "C"
                           ALTERNATES AND UNIT PRICES
                         LOUIS VUITTON NA. OFFICE TOWER
                                EAST 57TH STREET
                               NEW YORK, NEW YORK

                                                                  March 25, 1996
TRADE:             STRUCTURAL STEEL/METAL DECK

 At the Owner's  option In  accordance  with the article  entitled  "Changes and
  Extras" of the Contract, the following Alternates end Unit Prices shall be used for all additions and/or deletions to the Scope of Work and shall be inclusive of furnishing and Installing of 911 material, labor, trucking, overhead, profit, equipment, hoisting, engineering, scaffolding, power hookups, protection, shop drawings, taxes, permits, appliances, delivery end supervision end shell remain in effect until completion of the project. Items covered by these prices shell be furnished in accordance with the Specifications and in quantities and locations as directed by the Construction Manager.

 ALTERNATES

     1. In the event the Contractor is not required to provide 100% Performance and 100% Labor and Material Payment Bonds DEDUCT $57,750

UNIT PRICES

     1. For addition or deletion of members similar to the average members of the Base Contract, not Including metal deck

         Grade 46                                                                                   $2,300.00/ton
         Grade 50                                                                                   $2,400.00/ton

2. For increase or decrease in the weights of members that are part of the Base Contract

             Grade 46                                                                               $ 750.00/ton
             Grade 50                                                                               $ 800.00/ton

     3. For addition or deletion of A46 members weighing 200 lbs. $ 2800.00/ton

     4. Hoisting of material for other trades per pick including crew $ 1,800.00/ton

     5. Web penetrations

        unreinforced
        (less than 6" diam.)                            Field $ 500.00/ea            Shop $  275.00/ea

        a. Type "A" (4" x 8" Avg. or 8" diam.)
        Reinforced                                      Field $ 650.00/ea            Shop $ 325.00/ea

        b. Type "B"
        (To 8" x 12" Avg.)                              Field $ 1,300.00/ea          Shop $  400.00/ea

        c. Type "C"
        (To 12" x 24")                                  Field $ 1,400.00/ea          Shop $ 500.00/ea

        d. (To 14" x 40")                               Field $ 1,800.00/ea          Shop $ 600.00/ea.

     6. Add or Deduct metal deck (20 ga) $ 4.00 /sf

     7. For addition or deletion of stud shear connectors including detailing costs $ 3.00 /sf

                           FIRMNAME: US Bridge of N.Y.

                                    RIDER MDN
                   INDUSTRIAL AND COMMERCIAL INCENTIVE PROGRAM
                         LOUIS VUITTON NA. OFFICE TOWER
                                EAST 57TH STREET
                               NEW YORK, NEW YORK

                                                                  March 20, 1996

      I. CONTRACT PROVISIONS

     The Contractor in executing any contract benefiting from the I.C.I.P. agrees that It:

      1. Will not discriminate against any employee or applicant for employment because of race, creed1 color1 national origin, sex, age, disability, marital status, sexual orientation, or citizenship status with respect to all employment decisions Including but not limited to recruitment. hiring. upgrading, demotion, downgrading, transfer, training, rates of pay or other forms of compensation, layoff, termination, and all other terms and conditions of employment;

      2. will not discriminate In the selection of Subcontractors on the basis Of the Owner's , Partners' or Shareholders' race, creed, color, national origin9 sex, age, disability', marital status, sexual orientation or citizenship status;

      3. will state In all solicitations or advertisements for employees placed by or on behalf of the Contractor that all qualified applicants will receive consideration for employment without regard to race, creed, color, national, origin, sex, age, disability, marital status, sexual orientation or citizenship status or is an equal employment opportunity employer;

      4. will send to each labor organization or representative of workers with which It has a collective bargaining agreement or other contract or memorandum of understanding, written notification of its equal employment opportunity commitments;

      5. will not award subcontracts with a dollar value of $750,000 or more or allow such subcontractors to commence work until he or she has submitted a completed employment report to DLS and until DLS approves or fails to respond within 15 business days of receipt of completed employment report;

      6. will require any Subcontractor who, due to change orders, reach $750,000 submit an employment report to DLS. If a Subcontractor does not submit an employment report the applicant will be found in noncompliance and the Department of Finance will be notified to impose sanctions;

      7. will permit DLS access to the project site and to all books, records and will file certified payroll records as required by DLS;

      8. DLS has the right to suspend work on this project for a Contractors' failure to allow DLS access to their workforce;

      9. will not engage In moving employees from on-job-site to another in order to create the appearance of compliance with applicable laws, regulations or executive orders designed to ensure equal employment opportunity;

      10.will submit to the jurisdiction of DLS for the purposes of determining compliance with these representations and will cooperate with DLS in attempting to cure any instances of non-compliance with Article 22 regulations;

      11.will terminate, suspend, or not award any subcontract entered into in connection with the project described in I.C.I.P. applications with any Subcontractor found by DLS to be in violation of any provision of these representatives;

      12.will Include or cause to be included in all contracts or subcontracts for amounts In excess of $750,000 entered into In connection with this project the following provision: In consideration for and as a condition of this contract, the contractor or subcontractor agrees that during its performance it: (this paragraph should be followed by paragraphs (1) through (10) above}.

      13. will employ trainees for training level jobs and participate in on-the-job training programs which have been approved by DLS, in the event that the construction work which it undertakes In connection with this project should employ four or more lourney-level em~lovees in a particular trade for at least four consecutive weeks, as such terms are defined by the prevailing practice in the industry. The Contractor shall be considered to employ four journey-level employees in a particular trade whose aggregate works hours equal the number of hours that four lull-time journey-level employees would have worked in a work week, as such terms are defined by the prevailing practice in the industry for the particular trade;

     14.will make a good faith effort to achieve a ratio of at least one trainee to four journey-level employees for each trade on the project. "Good faith -------------------- efforts" shall mean:

     a. documented efforts to secure trainees from training programs approved by the DLS;

RIDER "D"
INDUSTRIAL AND COMMERCIAL INCENTIVE PROGRAM
LOUIS VUITTON NA OFFICE TOWER


EAST 57TH STREET
NEW YORK. NEW YORK

I.       CONTRACT PROVISIONS - continued


         b. documented efforts through the New York State Department of Employment, Training Assistance Plan Centers and community and CMI rights groups to identify candidates for training positions and to sponsor these persons for entrance into approved training programs; and

         c. written notification to DLS In the event of an inability to secure trainees pursuant to clauses (a) and (b) of this subparagraph, and requesting DLS' assistance in securing trainees, Neither the provisions of any collective bargaining agreement nor the refusal by a union with whom the contractor has collective bargaining agreement to recognize the validity of the training program shall excuse the contractor's obligation to provide training pursuant to these regulations.

      15.will attempt to provide continuous employment for trainees after completion of the construction being undertaken in order to enable them to complete their course of training.

      16.will refer, recommend and sponsor, if union affiliated, any of its trainees for union membership who can perform the duties of a qualified journey-level employee or who have satisfactorily completed the training program; and assure that such former trainees will receive journey-level wage and free benefits, whether or not union membership is granted after such referral, recommendation or sponsorship and that their employment shall be continued if possible;

      17.will supply DLS with such additional Information and reports as it may require; permit OLS access to the project site and to its books, records and accounts and otherwise cooperate with and submit to the jurisdiction of DLS for the purpose of ensuring compliance with these provisions which OLS may find;

      18.will supply DLS with such additional information and reports as it may require; permit DLS access to the project site and to its books, records and accounts and otherwise cooperated with and submit to the jurisdiction of OLS for the purpose of ensuring compliance with these provisions which DLS may find;

      19.will pay to the Department, in the event of its own or its contractor's failure to provide training, where applicable, pursuant to the regulations, to the required number of trainees for the required number of weeks, and amount equal to the difference between the wages and fringe benefits paid to the trainees and the wages and fringe benefits which would have been paid to first term trainees under the prevailing wage schedule In effect at the time the trainees would have been employed had the number and duration of the positions been as required, unless the Contractor or applicants or their successors, where applicable, can demonstrate that it made a good faith effort to provide training and was unsuccessful; in the event of a Contractor's failure to provide training, where applicable, the applicant shall have the right to recover from noncomplying contractor any amounts accessed against it under this provision.

             II.  CONTRACTOR RESPONSIBILITIES

      1. The Contractor shall treat all employees and applicants for employment without unlawful discrimination as to race, creed, color, national origin, sex, age, disability, marital status or sexual orientation in all employment decisions including but not limited to recruitment, hiring, compensation, training/apprenticeship, promotion, upgrading, demotion, transfer, lay-off and termination and all other terms and conditions of employment;

      2. The Contractor shall develop and submit to the DLS for its approval a written Equal Employment Opportunity Policy statement which explicitly states the chief executive officer's commitment to equal employment opportunity and assigns overall responsibility for implementation and provides for reporting and monitoring procedures.

      3. The Contractor shall disseminate its equal employment opportunity policy internally as follows:

           (a) Include the policy in employee and supervisor manuals, if any;

           (b) publicize the policy and company achievements In equal employment
In  company   newspapers,   magazines,   annual   reports,   and  other  company
publications;

           (c) discuss and explain the policy in training sessions and other meetings with employees, executives, management, and supervisory personnel, indicating individual responsibility for effective implementation;

           (d) meet with union officials to inform them of the policy, review all contractual provisions to insure they are nondiscriminatory, and bargain with respect to the inclusion of nondiscrimination clauses in all union agreements; and

           (e) post the policy on company bulletin boards.

RIDER "D"                                                         March 20, 1996
INDUSTRIAL AND COMMERCIAL INCENTIVE PROGRAM
LOUIS VUITTON NA OFFICE TOWER
EAST 57TH STREET
NEW YORK. NEW YORK

II.       CONTRACTOR RESPONSIBlLITIES - continued

4. The contractor shall disseminate its equal employment opportunity policy externally as follows:

     (a)inform all recruiting sources verbally and In writing of company policy, stipulating that these sources actively recruit and refer members of all protected groups for all protected groups for all positions;

     (b)incorporate the equal employment opportunity policy into all purchase orders, contracts, etc., covered by Article 22 regulations; and

     (c)communicate the policy in all solicitations or advertisements for employees placed by or behalf of the contractor.

5. An executive of the Contractor shall be appointed as director or manager of the company's equal employment programs with sufficient resources to carry out the responsibility. His or her identity should appear on all internal and external communications on the company's equal employment policy and programs. His or her responsibilities should Include:

     (a)developing policy statements, equal employment programs, internal and external communication techniques and programs;

     (b)assisting in the identification of problem areas;

     (c)assisting line management in arriving at solutions to problems;

     (d)designing and implementing audit and reporting systems that will:

     (1)  measure  effectiveness  of the  contractor's  policy and  implementing
programs  including   supervisors'  and  management's  adherence  to  the  equal employment opportunity policy;

     (2) indicate need for remedial action;

     (3) determine the degree to which the Contractor's equal employment objectives have been let;

     (4) serve as liaison between the contractor and enforcement agencies;

     (5) serve as liaison between the contractor and minority organizations, women's organizations, advocate or~anizations for other protected groups and community action groups concerned with equal employment opportunity.

     (6) The Contractor shall make every effort to ensure that protected class members (Blacks, Hispanics, Asians indigenous Native Americans and Women) are employed consistent with their availability in NYC.

     (7) The Contractor will ensure that all Subcontractors with a dollar value of $750,000 or more will complete and forward an Employment Report to OLS for approval BEFOR~ contract award or work commence~.

     (8) The Contractor shall ensure the maintenance of weekly certified payroll records for themselves as well as any subcontractor with a dollar value of $750,000 or more.

     (a) Certified payroll records must be maintained for all Contractors employed on site. Contractors and Subcontractors required to comply with the trainee provisions of Article 22 and will be required to submit certified payrolls to DLS on a monthly basis. No work performed payrolls must be submitted to cover all weeks when no work was performed between submission of the initial payroll report and final payroll report. Certified payrolls must contain:

     1. Name and address of contractor/subcontractor;

     2. Federal ID Number;

     3. Project name and location (print on payroll);

     4. DLS project Number;

     5. Contract Number (Block & Lot);

     6. Payroll Number (1nitlal thru final);

     7. Week ending date;

     8. Name, address and social security number of employees;

     9. Trade and classification code of employees; and

     10. Sex, race/ethnic identification of employees (see attached codes).

RIDER "D"
INDUSTRIAL AND COMMERCIAL INCENTIVE PROGRAM
LOUIS VUITTON NA OFFICE TOWER
EAST 57TH STREET
NEW YORK. NEW YORK

II.     CONTRACTOR RESPONSIBILITlES - continued

      PAYROLL RECORDS THAT ARE SUBMITTED TO DLS THAT DO NOT CONTAIN ALL REQUIRED INFORMATION WILL BE FORWARDED BACK TO THE CONTRACTOR1 SUBCONTRACTOR, CONSTRUCTION MANAGER OR CONSULTANT AS INCOMPLETE.

      Attachments needed:

      1. Statement of compliance with an original signature:

      2. Trainee Agreement or Trainee Profile for all trainees (send In with the payrolls as the trainees show up on the job). Acceptable trainee agreements or profiles are from the Bureau of Apprenticeship and Training;

      3. Apprentice Agreements (where applicable); and

      4. List of supervisory employees (eg. nonworking foremen) with proper documentation.

         (a) If any work to be performed on this project is dangerous or hazardous work to which apprentices or trainees cannot be assigned1 the Contractor agrees to provide written documentation of such work. Documentation shall include written confirmation by the appropriate union that the apprentices or trainees may not be assigned to such work due to its hazardous nature.

                       The  Contractor  further  agrees to specify  the  journey
              level workers performing such hazardous or dangerous work and the hours in which they are directly engaged In such work upon submission of each payroll record to DLS. The Contractor understands that failure to provide this documentation prior to DLS' payroll audit will result in a waiver of the Contractor's right to exclude such work from DLS computations regarding the number of trainee hours required.

LABOR AND MATERIAL
December 5, 1995

                                 INSURANCE RIDER


PROJECT:                  Louis Vuitton NA Office
                          Tower East 57th Street
                          New York1 New York

TRADE:            Structural Steel/Metal Deck

INSURANCE

Prior to commencement of any work under this Contract and until all obligations under this contract are fulfilled, the Contractor and each and every Subcontractor of the Contractor shall, at its sole expense1 maintain the following Insurance on its own behalf, and furnish to the Owner and/or Construction Manager, certificates of insurance evidencing same and reflecting the effective date of such coverage as follows:

                      Theterm "Contractor"  'and/or  "Subcontractor"' as used In
                         this   Insurance   rider,   shall   mean  and   Include
                         Contractors and Subcontractors of every tier.

A. Workers Compensation and Occupational Disease Insurance in accordance with the applicable law or laws: Employer's Liability Insurance with Limit of Liability of at least Five Hundred Thousand ($500,000) Dollars.

          The Contractor shall provide a copy of the "Employer's First Report of Injury" or its equivalent to Tishman Construction Corporation of New York, 666 Fifth Avenue New York, New York 10101, Attn: Insurance Department, within thirty (30) days of any Injury or Illness to any employee of the contractor arising out of, or alleged to have arisen out of or during the course of work performed on this project.

B. Commercial General Liability with a combined Bodily Injury and Property Damage limit of not less than TEN Million ($10,000,000.00) Dollars per occurrence and In the aggregate. The aggregate must be applicable on a per project basis. Coverage must include the following perils: (The limit may be provided through a combination of Primary and Umbrella/Excess Liability policies).

     1. Contractual Liability for liability assumed under this Contract and all other Contracts relative to the project.

     2. Completed Operations/Products Liability with a two (2) year extension beyond completion and acceptance of the project

     3. Broad Form Property Damage

     4. "XC&U" Perils, where applicable

     5. Personal Injury Liability (A, B, & C)

     6. Independent Contractors

     7. Endorsement (CG2O1O or its equivalent) must be furnished reflecting the inclusion of the interests of Starre Realty, 1896 Corp.; R.L.J. Associates, L.P.
 .; AEZ Corporation; Louis Vuitton NA, Inc.; Groupe George V; Metropole Realty Advisors, Inc.; NTX Interiors, Inc. and Tishman Construction Corporation of New York, and their respective parent companies, corporations and/or partnerships and their owned, controlled, affiliated, associated and subsidiary companies, corporations, and/or partnerships and the respective agents, consultants, principals. partners, servants, officers, stockholders, directors and employees of each and all other Indemnitees named In the Contract as Additional insured:.

     8. Coverage Is to be endorsed to reflect that the Insurance provided is to be primary for the Contractor, Owner, Construction Manager and all other Indemnitees named In the Contract.

     9. Coverage is to be provided on an "occurrence" basis with carriers licensed and admitted to do business in the State of New York or otherwise acceptable to the Owner and Construction Manager.

     10. A Copy of the policy and/or endorsement(s) and any other documents required to verify such insurance are to be submitted with the appropriate certificate(s), or upon the request of Tishman Construction Corporation of New York.

     C. Commercial Automobile Liability Insurance covering the use of all Owned, Non-Owned, and Hired Vehicles with a combined Bodily Injury and Property Damage Limit of at least One MillIon ($1,000,000) Dollars. Automobile Insurance must include all additional insureds.

Vuitton NA

LABOR AND MATERIAL
                                                                 December 5,1995

D. Where an Off Project Site Property exposure exists, the Contractor at its sole expense shall furnish to the Owner and/or Construction Manager Certificates of Insurance and other required documentation evidencing the following coverage which shall provide for the Interests of Starre Realty, 1896 Corp.; R.LJ. Associates, L.P.; AEZ Corporation; Louis Vuitton NA, Inc.; Groupe George V; Metropole Realty Advisors, Inc.; NTX Interiors, Inc. and Tishman Construction Corporation of New York to be named as Lois Payees and shall contain a provision requiring the Insurance carriers to waive their rights of subrogation against all Indemnitees named In the contract.

"All Risk" Property Insurance on all materials1 equipment and supplies intended to become a permanent part of the construction stored on premises away from the project site and while in transit, until actually delivered to the project site. Coverage is to be provided a replacement cost basis. Contractor shall be responsible for all deductibles.

E. The above Insurance shall each contain the following wording verbatim:

"Starre Realty, and Tishman Construction Corporation of New York are interested in the maintenance of this insurance and It is agreed that this Insurance will not be canceled1 materially changed or not renewed without at least a thirty
(30) day prior advance written notice to Louis Vuitton NA, Inc. 130 East 5~h Street, New York, New York Attn: Franklin Dickinson, Director and Tishman Construction Corporation of New York, 666 Fifth Avenue, New York, New York 10103, Attn: insurance Department, and Metropole Realty Advisors, Inc., 681 Fifth Avenue, 9th Floor, New York, New York 10022, Attn: Robert Siegel, by certified mall - return receipt requested."

F. The amount of insurance contained In aforementioned Insurance coverages, shall not be construed to be a limitation of the liability on the part of the Contractor or any of their Subcontractors.

G. The Contractor shall file certificates of insurance prior to the commencement of work and/or payment with the Owner and/or Construction Manager which shall be subject to the Owner and Construction Manager's approval of adequacy of protection and the satisfactory character of the Insurer.

In the event of failure of the Contractor to furnish and maintain said insurance and to furnish satisfactory evidence thereof. the Center and/or Construction Manager shall have the right (but not the obligation) to take out and maintain the same for all parties on behalf of the Contractor who agrees to furnish all necessary information thereof and to pay the cost thereof to the Owner and/or Construction Manager immediately upon presentation of a bill.

H. Prior to commencement of any work under this Contract and until completion and final acceptance of the work, the Owner at its sole expense will provide and maintain the following insurance for itself, Contractors and Subcontractors performing work or services In connection with the project.

"All Risk" Property Insurance on the project and all materials, equipment and supplies located at the project site which are to become a permanent pert of the construction, while awaiting erection and until completion of erection. Coverage is provided on a replacement cost basis.

NOTE:     In addition to the standard policy exclusions:
1. No coverage is provided for Temporary Structures and Contractor's Tools and Equipment

2. No coverage is provided for losses resulting from Flood and Earthquake.

3. No coverage is provided for any material, equipment, or supplies located away from or in transit to the project site. 4. All covered losses are subject to a $(10.000.O0) deductible which shall be the responsibility of the contractor, where applicable.

I. Any type of insurance or any Increase of limits of liability not described above which the Contractor requires for its own protection or on account of statute shall be its own responsibility and at its own expense.

J. The carrying of the insurance described shall in no way be interpreted as relieving the Contractor of any responsibility of liability under this Contract.

K. Any policies effected by the Contractor on their Owned and/or Rented Equipment and Materials shall contain a provision requiring the insurance carriers to waive their rights of subrogation of Starre Realty, 1896 Corp.; R.LJ. Associates, LP.; AEZ Corporation; Louis Vuitton NA, Inc.; Groupe George V; Metropole Realty Advisors, Inc.; NTX Interiors, Inc. and Tishman Construction Corporation of New York and all other indemnitees named in the Contract.

L. Should the Contractor engage a Subcontractor, the same conditions will apply under this contract to each Subcontractor, however, the Subcontractor shall be required to maintain limits of liability of not less than One Million ($1,000,000) Dollars per occurrence and In the aggregate, with said limits applicable on a per project basis, or such greater limits as may be required by the Contractor.